                                                                     Exhibit 3.2

                     CORNERSTONE CORE PROPERTIES REIT, INC.


                      ARTICLES OF AMENDMENT AND RESTATEMENT

                                       OF

                            ARTICLES OF INCORPORATION

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                                TABLE OF CONTENTS

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                                                                                                                     PAGE
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
ARTICLE 1         THE COMPANY; DEFINITIONS.......................................................................      1
         Section 1.1       Name..................................................................................      1
         Section 1.2       Resident Agent........................................................................      1
         Section 1.3       Nature of Company.....................................................................      1
         Section 1.4       Principal Office of Company...........................................................      1
         Section 1.5       Purpose...............................................................................      1
         Section 1.6       Definitions...........................................................................      1

ARTICLE 2         BOARD OF DIRECTORS.............................................................................      9
         Section 2.1       Number................................................................................      9
         Section 2.2       Experience............................................................................     10
         Section 2.3       Committees............................................................................     10
         Section 2.4       Term..................................................................................     10
         Section 2.5       Fiduciary Obligations.................................................................     10
         Section 2.6       Ratification of Charter...............................................................     10
         Section 2.7       Resignation, Removal or Death.........................................................     10

ARTICLE 3         POWERS OF DIRECTORS............................................................................     10
         Section 3.1       General...............................................................................     10
         Section 3.2       Determinations by the Board...........................................................     10
         Section 3.3       Specific Powers and Authority.........................................................     11

ARTICLE 4         ADVISOR........................................................................................     14
         Section 4.1       Appointment and Initial Investment of Advisor.........................................     14
         Section 4.2       Supervision of Advisor................................................................     14
         Section 4.3       Fiduciary Obligations.................................................................     15
         Section 4.4       Affiliation and Licenses..............................................................     15
         Section 4.5       Payment of Fees and Reimbursement of Expenses.........................................     15
         Section 4.6       New Advisor Fee Structures............................................................     15
         Section 4.7       Termination...........................................................................     15
         Section 4.8       Advisor Stock Purchase................................................................     16
         Section 4.9       Reimbursement for Organizational and Offering Expenses................................     16
         Section 4.10      Dealer Manager Fee and Commissions and Due Diligence Expense Allowance................     16
         Section 4.11      Advisor Acquisition Fees..............................................................     16
         Section 4.12      Reimbursement for Acquisition Expenses................................................     16
         Section 4.13      Asset Management Fee..................................................................     16
         Section 4.14      Reimbursement for Operating Expenses..................................................     16
         Section 4.15      Property Management and Leasing Fees..................................................     16
         Section 4.16      Disposition Fees......................................................................     17
         Section 4.17      Subordinated Share of Net Sale Proceeds...............................................     17
         Section 4.18      Subordinated Incentive Fee Due Upon Listing...........................................     17
         Section 4.19      Fees Upon Termination of Advisory Agreement...........................................     17

ARTICLE 5         PROVISIONS FOR DEFINING, LIMITING AND REGULATING
                  CERTAIN POWERS OF THE COMPANY AND ITS DIRECTORS
                  AND STOCKHOLDERS...............................................................................     17
         Section 5.1       Limitation on Organization and Offering Expenses......................................     17
         Section 5.2       Limitation on Acquisition Fees and Acquisition Expenses...............................     17
         Section 5.3       Limitation on Operating Expenses......................................................     17
         Section 5.4       Limitation on Real Estate Commissions.................................................     18
         Section 5.5       Limitation on Transactions with Affiliates............................................     18
         Section 5.6       Limitation of Issuance of Securities..................................................     19
         Section 5.7       Limitation on Borrowing...............................................................     19
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                                      (i)

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
ARTICLE 6         INVESTMENT OBJECTIVES AND LIMITATIONS..........................................................     19
         Section 6.1       Investment Objectives.................................................................     19
         Section 6.2       Review of Objectives..................................................................     20
         Section 6.3       Certain Permitted Investments.........................................................     20
         Section 6.4       Investment Limitations................................................................     20

ARTICLE 7         CONFLICTS OF INTEREST RESOLUTION PROCEDURES....................................................     21
         Section 7.1       Independent Directors Committee.......................................................     21
         Section 7.2       Voting by Independent Directors Committee.............................................     22
         Section 7.3       Meetings of Independent Directors Committee...........................................     22
         Section 7.4       Conflict Resolution Procedures........................................................     22
         Section 7.5       Compliance with Code Requirements.....................................................     22

ARTICLE 8         STOCK..........................................................................................     22
         Section 8.1       Authorized Stock......................................................................     22
         Section 8.2       Common Stock..........................................................................     22
         Section 8.3       Preferred Stock.......................................................................     23
         Section 8.4       Preemptive and Appraisal Rights.......................................................     24
         Section 8.5       No Issuance of Share Certificates.....................................................     25
         Section 8.6       Suitability of Stockholders...........................................................     25
         Section 8.7       Repurchase of Shares..................................................................     25
         Section 8.8       Dividend Reinvestment Plans...........................................................     26
         Section 8.9       Charter and Bylaws....................................................................     26

ARTICLE 9         RESTRICTIONS ON OWNERSHIP AND TRANSFER OF STOCK................................................     26
         Section 9.1       Definitions...........................................................................     26
         Section 9.2       Ownership and Transfer Limitations....................................................     28
         Section 9.3       Transfer of Shares to Trust...........................................................     29
         Section 9.4       Remedies for Breach...................................................................     30
         Section 9.5       Notice of Restricted Transfer.........................................................     30
         Section 9.6       Owners Required to Provide Information................................................     30
         Section 9.7       Remedies Not Limited..................................................................     30
         Section 9.8       Ambiguity.............................................................................     30
         Section 9.9       Waivers by Board......................................................................     30
         Section 9.10      Increase and Decrease in Common or Preferred Stock Ownership Limit....................     31
         Section 9.11      Limitation on Modifications...........................................................     31
         Section 9.12      Notice to Stockholders Upon Issuance or Transfer......................................     31
         Section 9.13      Stock-In-Trust........................................................................     32
         Section 9.14      Remedies Not Limited..................................................................     33
         Section 9.15      Settlements...........................................................................     34
         Section 9.16      Severability..........................................................................     34
         Section 9.17      Waiver................................................................................     34

ARTICLE 10        STOCKHOLDERS...................................................................................     34
         Section 10.1      Meetings of Stockholders..............................................................     34
         Section 10.2      Voting Rights of Stockholders.........................................................     34
         Section 10.3      Voting Limitations on Stock Held by the Advisor, Directors and Affiliates.............     34
         Section 10.4      Right of Inspection...................................................................     35
         Section 10.5      Access To Stockholder List............................................................     35
         Section 10.6      Reports...............................................................................     35

ARTICLE 11        LIABILITY OF STOCKHOLDERS, DIRECTORS, ADVISORS AND AFFILIATES..................................     36
         Section 11.1      Limitation of Stockholder Liability...................................................     36
         Section 11.2      Limitation of Director and Officer Liability..........................................     36
         Section 11.3      Indemnification.......................................................................     36
         Section 11.4      Limitation on Indemnification.........................................................     36
         Section 11.5      Limitation on Payment of Expenses.....................................................     37
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                                      (ii)

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
ARTICLE 12        AMENDMENT; REORGANIZATION; MERGER, ROLL-UP TRANSACTIONS........................................     37
         Section 12.1      Amendment.............................................................................     37
         Section 12.2      Reorganization........................................................................     37
         Section 12.3      Merger, Consolidation or Sale of Property.............................................     37
         Section 12.4      Limitations on Roll-Up Transactions...................................................     38

ARTICLE 13        DURATION OF COMPANY............................................................................     38
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                                     (iii)

                              ARTICLES OF AMENDMENT
                               AND RESTATEMENT OF
                            ARTICLES OF INCORPORATION

                                       OF


                     CORNERSTONE CORE PROPERTIES REIT, INC.




         FIRST: Cornerstone Core Properties REIT, Inc., a Maryland corporation, desires to amend and restate its charter as currently in effect and as hereinafter amended.

         SECOND: The following provisions are all the provisions of the charter currently in effect and as hereinafter amended:

                                    ARTICLE 1
                            THE COMPANY; DEFINITIONS

         Section 1.1 Name. The name of the corporation (the "Company") is:
Cornerstone Core Properties REIT, Inc.

         Section 1.2 Resident Agent. The name and address of the resident agent for service of process of the Company in the State of Maryland is The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202. The Registered Agent is a Maryland corporation.

         Section 1.3 Nature of Company. The Company is a Maryland corporation within the meaning of the Maryland General Corporation Law.

         Section 1.4 Principal Office of Company. The address of the Company's principal office in the State of Maryland is c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202.

         Section 1.5 Purpose. The purposes for which the Company is formed are to engage in any lawful act or activity (including, without limitation or obligation, qualifying as a real estate investment trust under Sections 856 through 860, or any successor sections, of the Internal Revenue Code of 1986, as amended (the "Code")), for which corporations may be organized under the MGCL and the general laws of the State of Maryland as now or hereafter in force.

         Section 1.6 Definitions. As used in the Charter, the following terms shall have the following meanings unless the context otherwise requires (certain other terms used in Article 9 hereof):

         Acquire is defined in Section 9.1.

         Acquisition Expenses means expenses related to the Company's sourcing, selection, evaluation and acquisition of, and investment in, Properties, whether or not acquired or made, including but not limited to legal fees and expenses, travel and communications expenses, costs of financial analysis, appraisals and surveys, nonrefundable option payments on Property not acquired, accounting fees and expenses, computer use-related expenses, architectural and engineering reports, environmental reports, title insurance and escrow fees, and personnel and other direct expenses related to the selection and acquisition of Properties.

         Acquisition Fee means any and all fees and commissions, exclusive of Acquisition Expenses, paid by any Person to any other Person (including any fees or commissions paid by or to any Affiliate of the Company or the Advisor) in connection with the making or investing in mortgage loans or the purchase, development or construction of a Property, including, without limitation, real estate commissions, acquisition fees, finder's fees, selection fees, Development Fees and Construction Fees (except as provided in the following sentence), nonrecurring management fees, consulting fees, loan fees, points, or any other fees or commissions of a similar nature. Excluded shall be any commissions or fees incurred in connection with the leasing of any Property, and Development Fees or Construction Fees paid to any Person or entity not affiliated with the Advisor in connection with the actual development and construction of any Property.

         Advisor means the Person responsible for directing or performing the day-to-day business affairs of the Company, including a Person to which an Advisor subcontracts substantially, all such functions. The Advisor is Cornerstone Realty Advisors, LLC or any Person which succeeds it in such capacity.

         Advisory Agreement means the agreement between the Company and the Advisor pursuant to which the Advisor will direct or perform the day-to-day business affairs of the Company, as it may be amended or restated from time to time.

         Affiliate or Affiliated means, as to any individual, corporation, partnership, trust, limited liability company or other legal entity (other than the Company), (i) any Person or entity directly or indirectly through one or more intermediaries controlling, controlled by, or under common control with another Person or entity; (ii) any Person or entity, directly or indirectly owning, controlling, or holding with power to vote ten percent (10%) or more of the outstanding voting Securities of another Person or entity; (iii) any officer, director, general partner or trustee of such Person or entity; (iv) any Person ten percent (10%) or more of whose outstanding voting Securities are directly or indirectly owned, controlled or held, with power to vote, by such other Person; and (v) if such other Person or entity is an officer, director, general partner, or trustee of a Person or entity, the Person or entity for which such Person or entity acts in any such capacity.




         Appraised Value means value according to an appraisal made by an Independent Appraiser.

         Asset Management Fee means the fee paid to the Advisor for directing or performing the day-to-day business affairs of the Company in the amount established pursuant to Section 9(b) of the Advisory Agreement.

         Assets means any and all GAAP assets including but not limited to all real estate investments (real, personal or otherwise), tangible or intangible, owned or held by, or for the account of, the Company, whether directly or indirectly through another entity or entities, including interests in any Person or in Joint Ventures which directly or indirectly own real estate.

         Average Invested Assets means, for a specified period, the average of the aggregate GAAP basis book carrying values of the assets of the Company invested, directly or indirectly, in equity interests in and loans secured by real estate before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period.

         Beneficial Ownership is defined in Section 9.1.

         Beneficiary is defined in Section 9.1

         Business Day shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

         Board of Directors or Board means the individuals holding such office, as of any particular time, under the Articles of Incorporation of the Company, whether they be the Directors named therein or additional or successor Directors.

         Bylaws means the Bylaws of the Company, as the same may be amended from time to time.

         Cash from Financings means the net cash proceeds realized by the Company from the financing of Property or from the refinancing of any Company indebtedness.

         Cash from Sales means the net cash proceeds realized by the Company from the sale, exchange or other disposition of any of its Assets after deduction of all expenses incurred in connection therewith. Cash from Sales shall not include Cash from Financings.

         Cash from Sales and Financings means Cash from Sales plus Cash from Financings.


         Change of Control means any event (including, without limitation, issue, transfer or other disposition of shares of capital stock of the Company or equity interests in the Operating Partnership, merger, share exchange or consolidation) after which any "person" (as that term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the "beneficial owner" (as defined in Rule 13d-j of the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company or the Operating Partnership representing greater than 50% or more of the combined voting power of the Company's or the Operating Partnership's then-outstanding securities, respectively; provided, that, a Change of Control shall not be deemed to occur as a result of any widely distributed public offering of the Common Stock.


         Charter means the charter of the Company, including the Articles of Incorporation and all Articles of Amendment, Articles Supplementary and other modifications thereto as filed with the State Department of Assessments and Taxation of the State of Maryland (the "SDAT").

         Code means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

         Common Stock means shares of the Company's common stock, $.001 par value per share, the terms and conditions of which are set forth in Section 8.2 hereof.

         Common Stockholders. The holders of record of Common Stock.

         Common Stock Ownership Limit is defined in Section 9.1.

         Company means Cornerstone Core Properties REIT, Inc., a corporation organized under the laws of the State of Maryland.


         Company Value means the Appraised Value of the Company's assets less all of its liabilities as of the Termination Date, provided that if such Company Value is being determined in connection with a Change of Control that establishes the Company's value, then the Company Value shall be the value established thereby.


         Competitive Real Estate Commission. A real estate or brokerage commission paid for the purchase or sale of a Property that is reasonable, customary and competitive in light of the size, type and location of the Property.

         Constructive Ownership Equity is defined in Section 9.1.

         Construction Fee means a fee or other remuneration for acting as general contractor and/or construction manager to construct, supervise or coordinate leasehold or other improvements or projects, or to provide major repairs or rehabilitation for a Property.

         Contract Purchase Price means the amount actually paid or allocated in respect of the purchase, development, construction or improvement of a property exclusive of Acquisition Fees and Acquisition Expenses.

         Dealer Manager means Pacific Cornerstone Capital, Inc., an Affiliate of the Advisor, or such other Person or entity selected by the Board of Directors to act as the dealer manager for the offering of the Stock. Pacific Cornerstone Capital, Inc. is a member of the National Association of Securities Dealers, Inc.

         Development Fee means a fee for the packaging of a Property, including negotiating and approving plans, and undertaking to assist in obtaining zoning and necessary variances and financing for the specific Property, either initially or at a later date.

         Director means an individual who is a member of the Board of Directors.

         Disposition Fee means the Disposition Fee as defined in Section 9(d) of the Advisory Agreement.

         Dividends means any dividends or other distributions of money or other property paid by the Company to the holders of Common Stock or Preferred Stock, including dividends that may constitute a return of capital for federal income tax purposes.

         Excess Expense Guidelines is defined in Section 10(c)(iii) of the Advisory Agreement.

         FFO means funds from operations which is net income, calculated in accordance with GAAP, excluding gains (or losses) from dispositions of real estate held for investment purposes and real estate-related depreciation, plus the Company's pro rata share of funds from operations of consolidated and unconsolidated joint ventures.

         GAAP means generally accepted accounting principles consistently applied as used in the United States.

         Gross Proceeds means the aggregate purchase price of all Stock sold for the account of the Company, including Stock sold pursuant to the Reinvestment Plan, without deduction for Sales Commissions, volume discounts, fees paid to the Dealer Manager or other Organization and Offering Expenses. Gross Proceeds does not include Stock issued in exchange for OP Units.

         Independent Appraiser means a person or entity, who is not an Affiliate of the Advisor or the Directors, who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company, and who is a qualified appraiser of real estate as determined by the Board. Membership in a nationally recognized appraisal society such as the American Institute of Real Estate Appraisers or the Society of Real Estate Appraisers shall be conclusive evidence of such qualification.

         Independent Director means a Director who is not, and within the last two (2) years has not been, directly or indirectly associated with the Advisor by virtue of (i) ownership of an interest in the Advisor or its Affiliates, (ii) employment by the Advisor or its Affiliates, (iii) service as an officer or director of the Advisor or its Affiliates, (iv) performance of services, other than as a Director, for the Company, (v) service as a director or trustee of more than three (3) real estate investment trusts advised by the Advisor, or
(vi) maintenance of a material business or professional relationship with the Advisor or any of its Affiliates. An indirect relationship shall include circumstances in which a Director's spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law are or have been associated with the Advisor, any of its Affiliates or the Company. A business or professional relationship is considered material if the gross revenue derived by the Director from the Advisor and Affiliates exceeds five percent (5%) of either the Director's annual gross revenue during either of the last two (2) years or the Director's net worth on a fair market value basis.

         Initial Public Offering means the offering and sale of Common Stock of the Company pursuant to the Company's first effective registration statement covering such Common Stock filed under the Securities Act of 1933, as amended.

     Invested Capital means the amount calculated by multiplying the total number of shares of Common Stock purchased by Stockholders by (i) the Offering Price for the Stock or (ii) for Stock not purchased in an Offering, the issue price for the Stock; in each case reduced by any Dividends or distributions other than Stock Dividends which represent a return of capital and any amounts paid by the Company to repurchase shares of Stock pursuant to a plan for repurchase of the Company's Stock.

         Joint Venture or Joint Ventures means those joint venture or general partnership arrangements in which the Company or the Operating Partnership is a co-venturer or general partner which are established to acquire Properties.

         Leasing Agent means an entity that has been retained to perform and carry out leasing activities for one or more of the Properties.

         Listed means the Securities are approved for trading on a national securities exchange or for quotation on the NASDAQ National Market System. The term "Listing" shall have the correlative meaning.



         Listing Date means the date that the Common Stock is first Listed.



         Market Value means the aggregate market value of all of the outstanding Common Stock, measured by taking the average closing price or average of bid and asked price, as the case may be, during the consecutive 30-day period commencing twelve (12) months following Listing and ending eighteen (18) months following Listing during which the average closing price or average of bid and asked price of the Stock is the highest.



         Market Price is defined in Section 9.1.


         MGCL. The Maryland General Corporation Law, as amended from time to time.

         Mortgage means mortgages, deeds of trust or other security interests on or applicable to real property.





         NASAA means the North American Securities Administrators Association, Inc.

         NASAA Net Income means for any period, the total revenues applicable to such period, less the total expenses applicable to such period excluding additions to reserves for depreciation, bad debts or other similar non-cash reserves; provided, however, NASAA Net Income for purposes of calculating total allowable Operating Expenses shall exclude the gain or loss from the sale of the Company's Assets.

         NASAA REIT Guidelines means the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association.





         Net Asset Value means the total Assets including intangible assets relating to SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets (but not including other GAAP intangibles) at cost before deducting depreciation or other non-cash reserves less total liabilities, calculated at least quarterly on a basis consistently applied.

         Net Income means net income as calculated in accordance with GAAP.

         Net Sale Proceeds means in the case of a transaction described in clause (A) of the definition of Sale, the net proceeds of any such transaction less the amount of all real estate commissions and closing costs paid by the Operating Partnership. In the case of a transaction described in clause (B) of such definition, Net Sale Proceeds means the net proceeds of any such transaction less the amount of any legal and other selling expenses incurred by the Operating Partnership in connection with such transaction. In the case of a transaction described in clause (C) of such definition, Net Sale Proceeds means the net proceeds of any such transaction actually distributed to the Operating Partnership from the Joint Venture less any expenses incurred by the Operating Partnership in connection with such transaction. In the case of a transaction or series of transactions described in clause (D) of the definition of Sale, Net Sale Proceeds means the net proceeds of any such transaction less the amount of all commissions and closing costs paid by the Operating Partnership. In the case of a transaction described in clause (E) of such definition, Net Sale Proceeds means the net proceeds of any such transaction less the amount of all selling costs and other expenses incurred by the Operating Partnership in connection with such transaction. Net Sale Proceeds shall also include, in the case of any lease of a Property consisting of a building only, any amounts from tenants, borrowers or lessees that the Company, as general partner of the Operating Partnership determines, in its discretion, to be economically equivalent to the proceeds of a Sale. Net Sale Proceeds shall not include any amounts used to repay outstanding indebtedness secured by the asset disposed of in the sale.





         Offering means an offering of Stock that is registered with the U.S. Securities and Exchange Commission, excluding Stock offered under any employee benefit plan.

         Offering Price means, with respect to each share of Stock, the highest price at which such Stock was offered by the Company in the Offering pursuant to which such Stock was issued, without regard to any price reductions for certain types of purchasers or volume discounts.

         Operating Expenses means all direct and indirect costs and expenses incurred by the Company, as determined under generally accepted accounting principles, which in any way are related to the operation of the Company or to Company business, including advisory fees, but excluding (i) the expenses of raising capital such as Organizational and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and Listing of the Stock, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves, (v) Acquisition Fees and Acquisition Expenses, (vi) real estate commissions on the Sale of property, and other expenses connected with the acquisition and ownership of real estate interests, mortgage loans, or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property) and
(vii) any incentive fees which may be paid in compliance with the NASAA REIT Guidelines. The definition of "Operating Expenses" set forth above is intended to encompass only those expenses which are required to be treated as Operating Expenses under the NASAA REIT guidelines. As a result, and notwithstanding the definition set forth above, any expense of the Company which is not an Operating Expense under the NASAA REIT Guidelines shall not be treated as an Operating Expense for purposes hereof.

         Operating Partnership means Cornerstone Operating Partnership, L.P. which is the partnership through which the Company may own Properties.

         Operating Partnership Agreement means the Limited Partnership Agreement of the Operating Partnership, as amended and restated from time to time.

         OP Unit means a unit of limited partnership interest in the Operating Partnership.

         Organizational and Offering Expenses means any and all costs and expenses incurred by the Company, the Advisor or any Affiliate of either in connection with and in preparing the Company for registration of and subsequently offering and distributing its Stock to the public, which may include but are not limited to total underwriting and brokerage discounts and commissions (including fees of the underwriters' attorneys), legal, accounting and escrow fees, expenses for printing, engraving, amending, supplementing and mailing, distribution costs, compensation to employees while engaged in registering, marketing and wholesaling the Stock, telegraph and telephone costs, all advertising and marketing expenses (including the costs related to investor and broker-dealer sales meetings), charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, and fees, expenses and taxes related to the filing, registration and qualification of the sale of the Securities under Federal and State laws, including accountants' and attorneys' fees and other accountable offering expenses. Organization and Offering Expenses may include, but are not limited to: (i) amounts to reimburse the Advisor for all marketing related costs and expenses such as compensation to and direct expenses of the Advisor's employees or employees of the Advisor's Affiliates in connection with registering and marketing the Stock; (ii) compensation to and direct expenses of employees of the Dealer Manager while preparing for the offering and marketing of the Stock and in connection with their wholesaling activities but not Sales Commissions; (iii) travel and entertainment expenses related to the offering and marketing of the Stock; (iv) facilities and technology costs and other costs and expenses associated with the offering and to facilitate the marketing of the Stock including Web site design and management; (v) costs and expenses of conducting training and educational conferences and seminars; (vi) costs and expenses of attending broker-dealer sponsored retail seminars or conferences; and (vii) payment or reimbursement of bona fide due diligence expenses.

         Ownership Limit is defined in Section 9.1.

         Person shall mean any natural person, partnership, corporation, association, trust, limited liability company or other legal entity.

         Preferred Stock means shares of the Company's preferred stock, $.001 par value per share, which may be issued in one or more classes or series in accordance with Section 8.3 hereof.

         Preferred Stock Ownership Limit is defined in Section 9.1.

         Property or Properties means the real properties or real estate investments which are acquired by the Company either directly or through the Operating Partnership, Joint Ventures, partnerships or other entities.

         Property Manager means any entity that has been retained to perform and carry out at one or more of the Properties property management services.

         Prospectus means any document, notice, or other communication satisfying the standards set forth in Section 10 of the Securities Act of 1933, as amended, and contained in a currently effective registration statement filed by the Company with, and declared effective by, the Securities and Exchange Commission, or if no registration statement is currently effective, then the Prospectus contained in the most recently effective registration statement.

         Purported Beneficial Holder is defined in Section 9.1.

         Purported Beneficial Transferee is defined in Section 9.1.

         Purported Record Holder is defined in Section 9.1.

         Purported Record Transferee is defined in Section 9.1.

         REIT means a corporation, trust or association which is engaged in investing in equity interests in real estate (including fee ownership and leasehold interests and interests in partnerships and Joint Ventures holding real estate) or in loans secured by mortgages on real estate or both and that qualifies as a real estate investment trust under the REIT Provisions of the Code.

         REIT Provisions of the Code means Sections 856 through 860 of the Code and any successor or other provisions of the Code relating to real estate investment trusts (including provisions as to the attribution of ownership of beneficial interests therein) and the regulations promulgated thereunder.

         REIT Stock Amount has the meaning set forth in the Operating Partnership Agreement.

         Reinvestment Plan is defined in Section 8.8.

         Restriction Termination Date is defined in Section 9.1.

         Roll-Up Entity means a partnership, real estate investment trust, corporation, trust or similar entity that would be created or would survive after the successful completion of a proposed Roll-Up Transaction.

         Roll-Up Transaction means a transaction involving the acquisition, merger, conversion, or consolidation, directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity. Such term does not include: (i) a transaction involving securities of the Company that have been listed on a national securities exchange or included for quotation on the Nasdaq/NMS for at least 12 months; or (ii) a transaction involving the conversion to corporate, trust, or association form of only the Company if, as a consequence of the transaction, there will be no significant adverse change in Stockholder voting rights, the term of existence of the Company, compensation to the Advisor or the investment objectives of the Company.

         Sale or Sales means any transaction or series of transactions whereby:
(A) the Operating Partnership sells, grants, transfers, conveys or relinquishes its ownership of any Property or portion thereof, including the lease of any Property consisting of the building only, and including any event with respect to any Property which gives rise to a significant amount of insurance proceeds or condemnation awards; (B) the Operating Partnership sells, grants, transfers, conveys or relinquishes its ownership of all or substantially all of the interest of the Operating Partnership in any Joint Venture in which it is a co-venturer or partner; (C) any Joint Venture in which the Operating Partnership is a co-venturer or partner sells, grants, transfers, conveys or relinquishes its ownership of any Property or portion thereof, including any event with respect to any Property which gives rise to insurance claims or condemnation awards; (D) the Operating Partnership sells, grants, conveys, or relinquishes its interest in any asset, or portion thereof, including any event with respect to any asset which gives rise to a significant amount of insurance proceeds or similar awards; or (E) the Operating Partnership sells or otherwise disposes of or distributes all of its assets in liquidation of the Operating Partnership.

         Sales Commissions means any and all commissions payable to underwriters, dealer managers or other broker-dealers in connection with the sale of Stock, including, without limitation, commissions payable to the Dealer Manager.

         Securities means any class or series of units or shares of the Company or the General Partner, including common shares or preferred units or shares and any other evidences of equity or beneficial or other interests, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "Securities" or any certificates of interest, shares or participations in, temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire, any of the foregoing.

         Securities Act means the Securities Act of 1933, as amended.

         Soliciting Dealers means those broker-dealers that are members of the National Association of Securities Dealers, Inc., or that are exempt from broker-dealer registration, and that, in either case, enter into participating broker or other selling agreements with the Dealer Manager to sell shares of Stock.

         Special 10% Stock Dividend means the 10% stock dividend authorized by the Board of Directors to be paid to the Stockholders of record on the date that the Company raises the first $125,000,000 in the Initial Public Offering.

         Sponsor means any Person directly or indirectly instrumental in organizing, wholly or in part, the Company or any Person who will control, manage or participate in the management of the Company, and any Affiliate of such Person. Not included is any Person whose only relationship with the Company is as that of an independent Leasing Agent or Property Manager of the Company's assets and whose only compensation is as such. Sponsor does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services. A Person may also be deemed a Sponsor of the Company (as determined by a majority of the Directors, including a majority of the Independent Directors) by:

                  (a) taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the Company, either alone or in conjunction with one or more other Persons;

                  (b) receiving a material participation in the Company in connection with the founding or organizing of the business of the Company, in consideration of services or property, or both services and property;

                  (c) having a substantial number of relationships and contacts with the Company;

                  (d) possessing significant rights to control the Company's properties;

                  (e) receiving fees for providing services to the Company which are paid on a basis that is not customary in the industry; or

                  (f) providing goods or services to the Company on a basis which was not negotiated at arms length with the Company.

         Stock means shares of stock of the Company of any class or series, including Common Stock, Preferred Stock or Stock-in-Trust.

         Stock-in-Trust is defined in Section 9.1.

         Stockholders means the holders of record of Stock.

         Stockholders' 10% Return means, as of any date, an aggregate amount equal to a 10% cumulative, non-compounded, annual return on Invested Capital; provided, however, that for purposes of calculating the Stockholders' 10% Return, any stock dividend shall not be included as a Dividend; and provided further that for purposes of determining the Stockholders' 10% Return, the return for each portion of the Invested Capital shall commence for purposes of the calculation upon the issuance of the shares issued in connection with such capital.

         Stockholders' 8% Return means, as of any date, an aggregate amount equal to a 8% cumulative, non-compounded, annual return on Invested Capital; provided, however, that for purposes of calculating the Stockholders' 8% Return, any stock dividend shall not be included as a Dividend; and provided further that for purposes of determining the Stockholders' 8% Return, the return for each portion of the Invested Capital shall commence for purposes of the calculation upon the issuance of the shares issued in connection with such capital.

         Stockholders' 6% Return means, as of any date, an aggregate amount equal to a 6% cumulative, non-compounded, annual return on Invested Capital; provided, however, that for purposes of calculating the Stockholders' 6% Return, any stock dividend shall not be included as a Dividend; and provided further that for purposes of determining the Stockholders' 6% Return, the return for each portion of the Invested Capital shall commence for purposes of the calculation upon the issuance of the shares issued in connection with such capital.


         Subordinated Incentive Fee Due Upon Listing means:



         (a) if (i) the sum of the Market Value plus the total Dividends paid to the Stockholders through the Listing Date exceeds (ii) the sum of the aggregate Invested Capital plus the total Dividends required to be paid to the Stockholders in order to pay the Stockholders' 10% Return through the Listing Date, a fee equal to 15% of such excess amount;



         (b) if the requirements of paragraph (a) above are not met, and (i) the sum of the Market Value plus the total Dividends paid to Stockholders through the Listing Date exceeds (ii) the sum of the aggregate Invested Capital plus the total Dividends required to be paid to the Stockholders in order to pay the Stockholders' 8% Return through the Listing date, a fee equal to 10% of such excess amount; and



         (c) if the requirements of paragraphs (a) and (b) above are not met, and (i) the sum of Market Value plus the total Dividends paid to Stockholders through the Listing Date exceeds (ii) the sum of the aggregate Invested Capital plus the total Dividends required to be paid to the Stockholders in order to pay the Stockholders' 6% Return through the Listing Date, a fee equal to 5% of such excess amount.



         In the event that the Subordinated Incentive Fee Due Upon Listing is paid to the Advisor, thereafter, the Advisor will not be entitled to receive any payments of Subordinated Performance Fee Upon Termination or Subordinated Share of Net Sale Proceeds.



         Subordinated Performance Fee Due Upon Termination means:



         (a) if (i) the sum of Company Value plus the total Dividends paid to Stockholders through the termination Date exceeds (ii) the sum of the aggregate Invested Capital plus the total Dividends required to be paid to the Stockholders in order to pay the Stockholders' 10% Return through the Termination Date, a fee equal to 15% of such excess amount;



         (b) if the requirements of paragraph (a) above are not met, and (i) the sum of the Company Value plus the total Dividends paid to Stockholders through the Termination Date exceeds (ii) the sum of the aggregate Invested Capital plus the total Dividends required to be paid to the Stockholders in order to pay the Stockholders' 8% Return through the Termination Date, a fee equal to 10% of such excess amount; and



         (c) if the requirements of paragraphs (a) and (b) above are not met, and (i) the sum of Company Value plus the total Dividends paid to Stockholders through the Termination Date exceeds (ii) the sum of the aggregate Invested Capital plus the total Dividends required to be paid to the Stockholders in order to pay the Stockholders' 6% Return through the Termination Date, a fee equal to 5% of such excess amount.



         Subordinated Share of Net Sale Proceeds means a fee equal to the percentage set forth below of the balance of Net Sale Proceeds, if any, remaining after Stockholders have received cumulative Dividends and distributions equal to 100% of the Invested Capital, plus an amount equal to a cumulative, non-compounded per annum return on the Invested Capital, calculated on an aggregate weighted average daily basis. The Subordinated Share of Net Sale Proceeds will be (i) 5% of remaining Net Sale Proceeds if Stockholders have received cumulative Dividends and distributions equal to 100% of the Invested Capital plus the Stockholders 6% Return, (ii) 10% of remaining Net Sale Proceeds if Stockholders have received cumulative Dividends and distributions equal to 100% of the Invested Capital plus the Stockholders 8% Return, or (iii) 15% of remaining Net Sale Proceeds if Stockholders have received a cumulative Dividends and distributions equal to 100% of the Invested Capital plus the Stockholders 10% Return.


         Successor means any successor in interest of the Company.

         Termination Date means the date of termination of the Advisory
Agreement.

         Trading Day is defined in Section 9.1.

         Transfer is defined in Section 9.1.

         Unimproved Real Property. The real property of the Company that has the following three characteristics:

         (a) such property was not acquired for the purpose of producing rental or other operating income;

         (b) there is no development or construction in progress on such land;
and

         (c) no development or construction on such land is planned in good faith to commence on such land within one year.

                                    ARTICLE 2

                               BOARD OF DIRECTORS

          Section 2.1 Number. The number of Directors shall be five (5), each of whom shall be elected by the Stockholders entitled to vote, except as otherwise provided herein. The number of Directors may be increased or decreased from time to time by resolution of the Directors then in office, provided, however, that the total number of Directors shall be not fewer than three (3) and not more than fifteen (15), subject to increase or decrease by the affirmative vote of 80% of the members of the entire Board of Directors. A majority of the Board of Directors will be Independent Directors, except for a period of up to 60 days after the death, removal or resignation of an Independent Director pending the election of such Independent Director's successor. The remaining Directors will be individuals nominated by the Advisor, provided that such director nominees are either directors of the Advisor or have been elected by the board of directors of the Advisor as executive officers of the Advisor. Any vacancies will be filled by the affirmative vote of a majority of the remaining Directors, though less than a quorum. The Independent Directors, by majority vote, shall nominate replacements for vacancies in the Independent Director positions. No reduction in the number of Directors shall cause the removal of any Director from office prior to the expiration of his term. For the purposes of voting for Directors, each share of Stock entitled to vote for the election of Directors may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted, or as may otherwise be required by the MGCL or other applicable law as in effect from time to time. The names of the directors who shall act until the first meeting or until their successors are duly elected and qualify are: Terry G. Roussel, Paul Danchik, Joseph H. Holland, Daniel L. Johnson, and Lee Powell Stedman.
         Section 2.2 Experience. A Director shall have had at least three (3) years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by the Company. At least one of the Independent Directors shall have three (3) years of relevant real estate experience.

         Section 2.3 Committees. Subject to the MGCL and to the extent allowed by the REIT Provisions of the Code, the Directors may establish such committees as they deem appropriate, in their discretion, provided that the majority of the members of each committee are Independent Directors.

         Section 2.4 Term. Each Director shall hold office for one (1) year, until the next annual meeting of Stockholders and until his successor shall have been duly elected and shall have qualified. Directors may be elected to an unlimited number of successive terms.

         Section 2.5 Fiduciary Obligations. The Directors serve in a fiduciary capacity to the Company and have a fiduciary duty to the Stockholders of the Company, including a specific fiduciary duty to supervise the relationship of the Company with the Advisor.

         Section 2.6 Ratification of Charter. At the first meeting of the Board of Directors following the date of filing of the Charter, the Charter shall be reviewed and ratified by majority vote of the Directors (including a majority of the Independent Directors).

         Section 2.7 Resignation, Removal or Death. Any Director may resign by written notice to the Board of Directors, effective upon execution and delivery to the Company of such written notice or upon any future date specified in the notice. A Director may be removed from office with or without cause only at a meeting of the Stockholders called for that purpose, by the affirmative vote of the holders of not less than a majority of the shares of the Stock then outstanding and entitled to vote, subject to the rights of any of the shares of Preferred Stock to vote for such Directors. The notice of such meeting shall indicate that the purpose, or one of the purposes, of such meeting is to determine if a Director should be removed

                                    ARTICLE 3
                               POWERS OF DIRECTORS

         Section 3.1 General. Subject to the express limitations herein or in the Bylaws and to the general standard of care required of directors under the MGCL and other applicable law, (i) the business and affairs of the Company shall be managed under the direction of the Board of Directors. The Directors shall monitor the administrative procedures, investment operations and performance of the Company and the Advisor to assure that the written policies on investments and borrowing set forth in Articles 3, 5 and 6 hereof are carried out. The Directors may take any actions that, in their sole judgment and discretion, are necessary or desirable to conduct the business of the Company. These Articles of Incorporation shall be construed with a presumption in favor of the grant of power and authority to the Directors. Any construction of these Articles of Incorporation or determination made in good faith by the Directors concerning their powers and authority hereunder shall be conclusive. The enumeration and definition of particular powers of the Directors included in this Article 3 shall in no way be limited or restricted by reference to or inference from the terms of this or any other provision of these Articles of Incorporation or construed or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Directors under the general laws of the State of Maryland as now or hereafter in force.

         Section 3.2 Determinations by the Board. The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board of Directors consistent with the Charter shall be final and conclusive and shall be binding upon the Company and every holder of shares of its Stock: the amount of the Net Income of the Company for any period and the amount of assets at any time legally available for the payment of dividends, redemption of its Stock or the payment of other distributions on its Stock; the amount of paid-in surplus,

Net Asset Value, other surplus, annual or other cash flow, FFO, net profit, Net Asset Value in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); any interpretation of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or distributions, qualifications or terms or conditions of redemption of any class or series of Stock; the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Company or any shares of Stock; the number of shares of stock of any class of the Company; any matter relating to the acquisition, holding and disposition of any assets by the Company; or any other matter relating to the business and affairs of the Company or required or permitted by applicable law, the Charter or Bylaws or otherwise to be determined by the Board of Directors.

         Section 3.3 Specific Powers and Authority. Subject only to the express limitations herein, and in addition to all other powers and authority conferred by these Articles of Incorporation or by law, the Directors, without any vote, action or consent by the Stockholders, shall have and may exercise, at any time or times, in the name of the Company or on its behalf the following powers and authorities:

                  (a) Investments. Subject to Section 3.3(b) and Articles 5 and 6 hereof, to invest in, purchase or otherwise acquire and to hold real, personal or mixed, tangible or intangible, property of any kind wherever located, or rights or interests therein or in connection therewith, all without regard to whether such property, interests or rights are authorized by law for the investment of funds held by trustees or other fiduciaries, or whether obligations the Company acquires have a term greater or lesser than the term of office of the Directors or the possible termination of the Company, for such consideration as the Directors may deem proper (including cash, property of any kind or Securities of the Company); provided, however, that the Directors shall take such actions as they deem necessary and desirable to comply with any requirements of the MGCL relating to the types of assets held by the Company.

                  (b) REIT Qualification. The Company shall properly make a timely election to be a REIT and the Board of Directors shall use its commercially reasonable efforts to cause the Company and its Stockholders to qualify for U.S. federal income tax treatment in accordance with the REIT Provisions of the Code with respect to each taxable year of the Company. In furtherance of the foregoing, the Board of Directors shall use its commercially reasonable efforts to take such actions as are necessary, and may take such actions as it deems desirable (in its sole discretion) to preserve the status of the Company as a REIT; provided, however, that in the event that the Board of Directors determines, by vote of at least two-thirds (2/3) of the Directors, that it no longer is in the best interests of the Company to qualify as a REIT, the Board of Directors may revoke or otherwise terminate the Company's REIT election pursuant to Section 856(g) of the Code.

                  (c) Sale, Disposition and Use of Property. Subject to Articles 5 and 6 and Sections 3.3(b) and 12.3 hereof, the Board of Directors shall have the authority to sell, rent, lease, hire, exchange, release, partition, assign, mortgage, grant security interests in, encumber, negotiate, dedicate, grant easements in and options with respect to, convey, transfer (including transfers to entities wholly or partially owned by the Company) or otherwise dispose of any or all of the Property by deeds (including deeds in lieu of foreclosure with or without consideration), trust deeds, assignments, bills of sale, transfers, leases, mortgages, financing statements, security agreements and other instruments for any of such purposes executed and delivered for and on behalf of the Company by one or more of the duly authorized Directors or by a duly authorized officer, employee, agent or nominee of the Company, on such terms as they deem appropriate; to give consents and make contracts relating to the Property and its use or other property or matters; to develop, improve, manage, use, alter or otherwise deal with the Property; and to rent, lease or hire from others property of any kind; provided, however, that the Company may not use or apply land for any purposes not permitted by applicable law.

                  (d) Borrowing and Financing. To borrow or, in any other manner, raise money for the purposes and on the terms they determine, which terms may (i) include evidencing the same by issuance of Securities of the Company and (ii) have such provisions as the Directors determine; to reacquire such Securities of the Company; to enter into other contracts or obligations on behalf of the Company; to guarantee, indemnify or act as surety with respect to payment or performance of obligations of any Person; to mortgage, pledge, assign, grant security interests in or otherwise encumber the Property to secure any such Securities of the Company, contracts or obligations (including guarantees, indemnifications and suretyships); and to renew, modify, release, compromise, extend, consolidate or cancel, in whole or in part, any obligation to or of the Company or participate in any reorganization of obligors to the Company. The aggregate borrowing of the Company shall be reviewed by the Board of Directors at least quarterly.

                  (e) Lending. Subject to all applicable limitations in these Articles of Incorporation, to lend money or other Property on such terms, for such purposes and to such Persons as they may determine.

                  (f) Issuance of Securities. Subject to the provisions of
Article 8 hereof, to create and authorize and direct the issuance (on either a pro rata or a non-pro rata basis) by the Company, in shares, units or amounts of one or more types, series or classes, of Securities of the Company, which may have such voting rights, dividend or interest rates, preferences, subordinations, conversion or redemption prices or rights, maturity dates, distribution, exchange, or liquidation rights or other rights as the Directors may determine, without vote of or other action by the Stockholders, to such Persons for such consideration, at such time or times and in such manner and on such terms as the Directors determine, to list any of the Securities of the Company on any securities exchange; and to purchase or otherwise acquire, hold, cancel, reissue, sell and transfer any Securities of the Company.

                  (g) Expenses and Taxes. To pay any charges, expenses or liabilities necessary or desirable, in the sole discretion of the Directors, for carrying out the purposes of these Articles of Incorporation and conducting the business of the Company, including compensation or fees to Directors, officers, employees and agents of the Company, and to Persons contracting with the Company, and any taxes, levies, charges and assessments of any kind imposed upon or chargeable against the Company, the Properties or the Directors in connection therewith other than income or similar taxes imposed upon compensation and fees paid to Directors; and to prepare and file any tax returns, reports or other documents and take any other appropriate action relating to the payment of any such charges, expenses or liabilities.

                  (h) Collection and Enforcement. To collect, sue for and receive money or other property due to the Company; to consent to extensions of the time for payment, or to the renewal, of any Securities or obligations; to engage or to intervene in, prosecute, defend, compound, enforce, compromise, release, abandon or adjust any actions, suits, proceedings, disputes, claims, demands, security interests or things relating to the Company, the Property or the Company's affairs; and to exercise any rights and enter into any agreements and take any other action necessary or desirable in connection with the foregoing.

                  (i) Deposits. To deposit funds or Securities constituting part of the assets of the Company in banks, trust companies, savings and loan associations, financial institutions and other depositories, whether or not such deposits will draw interest, subject to withdrawal on such terms and in such manner as the Directors determine.

                  (j) Allocation; Accounts. Subject to and in accordance with the Code and generally accepted accounting principles, to determine whether moneys, profits or other assets of the Company shall be charged or credited to, or allocated between, income and capital, including whether or not to amortize any premium or discount and to determine in what manner any expenses or disbursements are to be borne as between income and capital (regardless of how such items would normally or otherwise be charged to or allocated between income and capital without such determination); to treat any dividend or other distribution on any investment as, or apportion it between, income and capital; in their discretion to provide reserves for depreciation, amortization, obsolescence or other purposes in respect of any Property in such amounts and by such methods as they determine what constitutes net earnings, profits or surplus; to determine the method or form in which the accounts and records of the Company shall be maintained; and to allocate to the Stockholders' equity account less than all of the consideration paid for Securities and to allocate the balance to paid in capital or capital surplus.

                  (k) Valuation of Assets. To determine the value of all or any part of the Assets and of any services, Securities, property or other consideration to be furnished to or acquired by the Company, and from time to time to revalue all or any part of the Assets, all in accordance with such market quotations, appraisals or other information as are reasonable, in their sole judgment, and where required, in accordance with the Code and GAAP.

                  (l) Ownership and Voting Powers. To exercise all of the rights, powers, options and privileges pertaining to the ownership of any Mortgages, Securities, Properties and other Assets to the same extent that an individual owner might, including without limitation to vote or give any consent, request or notice or waive any notice, either in person or by proxy or power of attorney, which proxies and powers of attorney may be for any general or special meetings or action, and may include the exercise of discretionary powers.

                  (m) Officers. To elect, appoint or employ such officers for the Company and such committees of the Board of Directors with such powers and duties as the Directors may determine, the Company's Bylaws provide or the MGCL requires; subject to restrictions advisable with respect to the qualification of the Company as a REIT, to engage, employ or contract with and pay compensation to any Person (including subject to Section 5.7 hereof, any Director and any Person who is an Affiliate of any Director) as agent, representative, Advisor, member of an advisory board, employee or independent contractor (including advisors, consultants, transfer agents, registrars, underwriters, accountants, attorneys-at-law, real estate agents, property and other managers, appraisers, brokers, architects, engineers, construction managers, general contractors or otherwise) in one or more capacities, to perform such services on such terms as the Directors may determine; to delegate to one or more Directors, officers or other Persons engaged or employed as aforesaid or to committees of Directors or to the Advisor, the performance of acts or other things (including granting of consents), the making of decisions and the execution of such deeds, contracts, leases or other instruments, either in the names of the Company, the Directors or as their attorneys or otherwise, as the Directors may determine; and to establish such committees as they deem appropriate.

                  (n) Associations. Subject to Section 5.7 hereof, to cause the Company to enter into joint ventures, general or limited partnerships, participation or agency arrangements or any other lawful combinations, relationships or associations of any kind.

                  (o) Reorganizations, Etc. Subject to Sections 3.3(b), 12.2 and
12.3 hereof, to cause to be organized or assist in organizing any Person under the laws of any jurisdiction to acquire all or any part of the Property, carry on any business in which the Company shall have an interest or otherwise exercise the powers the Directors deem necessary, useful or desirable to carry on the business of the Company or to carry out the provisions of these Articles of Incorporation; to merge or consolidate the Company with any Person; to sell, rent, lease, hire, convey, negotiate, assign, exchange or transfer all or any part of the Property to or with any Person in exchange for Securities of such Person or otherwise; and to lend money to, subscribe for and purchase the Securities of, and enter into any contracts with, any Person in which the Company holds, or is about to acquire, Securities or any other interests.

                  (p) Insurance. To purchase and pay for insurance policies insuring the Stockholders, the Company and the Property against any and all risks, and insuring the Directors, the Advisor and Affiliates of the Company individually (each an "Insured") against all claims and liabilities of every nature arising by reason of holding or having held any such status, office or position or by reason of any action alleged to have been taken or omitted by the Insured in such capacity, whether or not the Company would have the power to indemnify against such claim or liability, provided that such insurance be limited to the indemnification permitted by Section 11.3 hereof in regard to any liability or loss resulting from negligence, gross negligence, misconduct, willful misconduct or an alleged violation of federal or state securities laws. Nothing contained herein shall preclude the Company from purchasing and paying for such types of insurance, including extended coverage liability and casualty and workers' compensation, as would be customary for any Person owning comparable assets and engaged in a similar business, or from naming the Insured as an additional insured party thereunder, provided that such addition does not add to the premiums payable by the Company. The Board of Directors' power to purchase and pay for such insurance policies shall be limited to policies that comply with all applicable state laws and the NASAA REIT Guidelines.

                  (q) Dividends. To authorize and cause the Company to declare and pay Dividends or other distributions to Stockholders, subject to the provisions of Section 8.2 hereof.

                  r) Discontinue Operations; Bankruptcy. To discontinue the operations of the Company (subject to Section 12.2 hereof); to petition or apply for relief under any provision of federal or state bankruptcy, insolvency or reorganization laws or similar laws for the relief of debtors; to permit any Property to be foreclosed upon without raising any legal or equitable defenses that may be available to the Company or the Directors or otherwise defending or responding to such foreclosure; to confess judgment against the Company (as hereinafter defined); or to take such other action with respect to indebtedness or other obligations of the Directors, the Property or the Company as the Directors, in such capacity, and in their discretion may determine.

                  (s) Revocation of Status. To revoke the status of the Company as a real estate investment trust under the REIT Provisions of the Code; provided, however, that the Board of Directors shall take no action to revoke the Company's status as a real estate investment trust under the REIT Provisions of the Code until such time that the Board of Directors adopts a resolution recommending that the Company revoke its status as a real estate investment trust under the REIT Provisions of the Code. Prior to such time as the Board of Directors adopts a resolution recommending that the Company revoke its status as a real estate investment trust under the REIT Provisions of the Code, the Board of Directors shall not undertake any action that will jeopardize the Company's qualification as a REIT.

                  (t) Fiscal Year. Subject to the Code, to adopt, and from time to time change, a fiscal year for the Company, provided that the fiscal year of the Company shall be the calendar year for all taxable periods prior to any termination or revocation of qualification of the Company as a REIT.

                  (u) Seal. To adopt and use a seal, but the use of a seal shall not be required for the execution of instruments or obligations of the Company.

                  (v) Bylaws. To adopt, implement and from time to time alter, amend or repeal the Bylaws of the Company relating to the business and organization of the Company, provided that such Bylaws and amendments are not inconsistent with the provisions of the Charter.

                  (w) Listing Stock. To cause the Listing of the Common Stock or Preferred Stock at any time after completion of the Initial Public Offering.

                  (x) Further Powers. To do all other acts and things and execute and deliver all instruments incident to the foregoing powers, and to exercise all powers which they deem necessary, useful or desirable to carry on the business of the Company or to carry out the provisions of these Articles of Incorporation, even if such powers are not specifically provided hereby.

                                    ARTICLE 4
                                     ADVISOR

         Section 4.1 Appointment and Initial Investment of Advisor. The Directors are responsible for setting the general policies of the Company and for the general supervision of its business conducted by officers, agents, employees, advisors or independent contractors of the Company. However, the Directors are not required personally to conduct the business of the Company, and they may (but need not) appoint, employ or contract (to the extent permitted by Section 856(d)(1) of the Code) with any Person (including a Person Affiliated with any Director) as an Advisor and may grant or delegate such authority to the Advisor as the Directors may, in their sole discretion, deem necessary or desirable. The term of retention of any Advisor shall not exceed one (1) year, although there is no limit to the number of times that a particular Advisor may be retained. The Advisor and its Affiliates shall purchase OP Units for $200,000. The Advisor may not sell this initial investment while the Advisor remains a Sponsor but may transfer the initial investment to other Affiliates of the Advisor. Affiliates of the Advisor may not sell this initial investment while the Advisor remains a Sponsor but may transfer the initial investment to the Advisor or other Affiliates of the Advisor.

         Section 4.2 Supervision of Advisor. The Directors shall evaluate the performance of the Advisor before entering into or renewing an advisory contract and the criteria used in such evaluation shall be reflected in the minutes of meetings of the Board. The Directors may exercise broad discretion in allowing the Advisor to administer and regulate the operations of the Company, to act as agent for the Company, to execute documents on behalf of the Company and to make executive decisions which conform to general policies and principles established by the Directors. The Directors shall monitor the Advisor to assure that the administrative procedures, operations and programs of the Company are in the best interests of the Company and its Stockholders and are fulfilled.

         The Independent Directors are responsible for reviewing the fees and expenses of the Company at least annually or with sufficient frequency to determine that the expenses incurred are reasonable in light of the investment performance of the Company, its Net Asset Value, its Net Income and the fees and expenses of other comparable unaffiliated REITs. Each such determination shall be reflected in the minutes of the meetings of the Board of Directors.

         The Independent Directors also will be responsible for reviewing the performance of the Advisor and determining that compensation to be paid to the Advisor is reasonable in relation to the nature and quality of services performed and the investment performance of the Company, and that the provisions of the Advisory Agreement are being carried out. Specifically, the Independent Directors will consider factors such as:

                  (a) the amount of the fee paid to the Advisor in relation to the size, composition and performance of the Company's portfolio;

                  (b) the success of the Advisor in generating opportunities that meet the investment objectives of the Company;

                  (c) rates charged to other REITs and to investors other than REITs by advisors performing the same or similar services;

                  (d) additional revenues realized by the Advisor and its Affiliates through their relationship with the Company, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by the Company or by others with whom the Company does business;

                  (e) the quality and extent of service and advice furnished by the Advisor;

                  (f) the performance of the investment portfolio of the Company, including income, conservation or appreciation of capital;

                  (g) frequency of problem investments and competence in dealing with distress situations; and

                  (h) the quality of the portfolio of the Company relative to the investments generated by the Advisor for its own account.

         The Independent Directors may also consider all other factors which they deem relevant and the findings of the Independent Directors on each of the factors considered shall be recorded in the minutes of the Board of Directors.

         The Board of Directors shall determine whether any successor Advisor possesses sufficient qualifications to perform the advisory function for the Company and whether the compensation provided for in its contract with the Company is justified.

         Section 4.3 Fiduciary Obligations. The Advisor has a fiduciary responsibility to the Company and to the Stockholders.

         Section 4.4 Affiliations and Licenses. The Directors, by resolution or in the Bylaws, may provide guidelines or requirements concerning the professional affiliations and licenses of the Advisor as they relate to the Company and its business.

         Section 4.5 Payment of Fees and Reimbursement of Expenses. The Company shall pay the Advisor the fees and reimburse the Advisor for Operating Expenses as provided in the Advisory Agreement but subject to the limitations contained herein and in the Advisory Agreement.

         Section 4.6 New Advisor Fee Structures. In the event that the Common Stock becomes listed on a national securities exchange or traded on the Nasdaq/NMS market, the Company and the Advisor will negotiate in good faith a fee structure appropriate a listed company, subject to approval by a majority of the Independent Directors. In negotiating a new fee structure, the Independent Directors shall consider all of the factors they deem relevant. These are expected to include, but will not necessarily be limited to that factors set forth in Section 4.2 hereof. The Board of Directors, including a majority of the Independent Directors, may not approve a new fee structure that, in its judgment, is more favorable to the Advisor than the current fee structure.

         Section 4.7 Termination. Either a majority of the Independent Directors or the Advisor may terminate the advisory contract on sixty (60) days' written notice with or without cause and without penalty, and, in such event, the Advisor will cooperate with the Company and the Directors in making an orderly transition of the advisory function.


         Section 4.8 Advisor Stock Purchase. The Advisor and its Affiliates will purchase $200,000 of OP Units. The Advisor and its Affiliates may not sell the Stock issued to the Advisor or its Affiliates with respect to this investment until the Termination Date but the Advisor may transfer such Stock to Affiliates of the Advisor and the Affiliates of the Advisor may transfer such Stock to the Advisor or other Affiliates of the Advisor.




          Section 4.9 Reimbursement for Organizational and Offering Expenses. The Company shall pay directly or reimburse the Advisor and its Affiliates an amount of up to 3.5% of the Gross Proceeds, other than Gross Proceeds from Stock purchased under the Reinvestment Plan, for Organizational and Offering Expenses (other than Sales Commissions and the dealer manager fee) incurred by the Advisor or its Affiliates. Provided the Company has first raised $1,000,000 in the Initial Public Offering, the Company shall reimburse the Advisor and its Affiliates periodically during the offering period as Gross Proceeds from Stock are received by the Company.



         Section 4.10 Dealer Manager Fee and Commissions and Due Diligence Expense Allowance. The Company shall pay the Dealer Manager a fee in the amount of up to 3% of the Gross Proceeds, other than Gross Proceeds from Stock purchased under the Reinvestment Plan for acting as dealer manager. The Company shall pay sales commissions in an amount of up to 7% of the Gross Proceeds to the Dealer Manager or other broker-dealers who sell Securities other than Gross Proceeds from Stock purchased under the Reinvestment Plan. The Company shall also provide the Dealer Manager with an allowance for bona fide due diligence expenses of up to 0.5% of the Gross Proceeds, other than Gross Proceeds from Stock purchased under the Reinvestment Plan. Provided the Company has first raised $1,000,000 in the Initial Public Offering, the Company shall pay the Dealer Manager the dealer manager fee, sales commissions and non-accountable due diligence expense allowance periodically during the offering period as Gross Proceeds from the sale of Securities are received by the Company.

         Section 4.11 Advisor Acquisition Fees. The Company shall pay the Advisor, as compensation for services rendered in connection with the investigation, selection and acquisition (by purchase, investment or exchange) of Properties, Advisor Acquisition Fees in an amount equal to 2% of Gross Proceeds, other than Gross Proceeds from Stock purchased under the Reinvestment Plan, payable by the Company upon the Company's receipt of Gross Proceeds; provided that upon termination of this Agreement, the Advisor will be obligated to reimburse the Company for any Advisor Acquisition Fee that has not been allocated to the purchase price of Company Properties as provided for in Section
5.2. The Acquisition Fees we pay our Advisor may be increased with the approval of a majority of our independent directors.

         Section 4.12 Reimbursement for Acquisition Expenses. Subject to the limitations contained in Section 5.2 hereof, the Company shall reimburse the Advisor and its Affiliates for Acquisition Expenses incurred by the Advisor or its Affiliates.

         Section 4.13 Asset Management Fee. Commencing on the date hereof, the Company shall pay the Advisor for the asset management services included in the services described in Section 4 a monthly fee (the "Asset Management Fee") in an amount equal to one-twelfth of 1% of the Average Invested Assets, calculated on a monthly basis as of the last day of each month. The Asset Management Fee shall be reduced if the Independent Directors determine that compensation to be paid to the Advisor is not reasonable in relation to the nature and quality of services performed and the investment performance of the Company and that the provisions of the Advisory Agreement are being carried out in accordance with
Section 4.2.

         Section 4.14 Reimbursement for Operating Expenses. Subject to the limitations contained in Section 5.3 hereof, the Company shall reimburse the Advisor for Operating Expenses incurred by the Advisor on behalf of the Company.

         Section 4.15 Property Management and Leasing Fees. If the Company retains the Advisor or its Affiliates to manage or lease any of our Properties, the Company will pay the Advisor or its Affiliates a market-based fee which is what other management or leasing companies generally charge for the management or leasing of similar properties, and which may include reimbursement for the costs and expenses the Advisor or its Affiliates incurs in managing or leasing the Properties.

         Section 4.16 Disposition Fees. Provided the Advisor or an Affiliate provides a substantial amount of the services (as determined by a majority of the Directors, including a majority of the Independent Directors) in connection with the Sale of one or more Properties, the Advisor or such Affiliate shall receive at closing a Disposition Fee equal to 3% of the sales price of such Property or Properties. Any Disposition Fee payable under this section may be paid in addition to real estate commissions paid to non-Affiliates, provided that the total real estate commissions (including such Disposition Fee) paid to all Persons by the Company for each Property shall not exceed an amount equal to the lesser of (i) 6% of the aggregate Contract Sales Price of each Property or
(ii) the Competitive Real Estate Commission for each Property. The Company will pay the Disposition Fees for a property at the time the property is sold.

         Section 4.17 Subordinated Share of Net Sale Proceeds. The Subordinated Share of Net Sale Proceeds shall be payable to the Advisor at the time or times that the Company determines that the Subordinated Share of Net Sale Proceeds has been earned by the Advisor. In the case of multiple advisors, advisors and Affiliates shall be allowed incentive fees in accordance with the foregoing limitation, provided such fees are distributed by a proportional method reasonably designed to reflect the value added to the Company's Assets by each respective advisor or Affiliate.

         Section 4.18 Subordinated Incentive Fee Due Upon Listing. Upon Listing, the Advisor shall be entitled to the Subordinated Incentive Fee Due Upon Listing. The Subordinated Incentive Fee Due Upon Listing shall be payable to the Advisor during the thirty (30) day period following eighteen (18) months after Listing. The Company shall have the option to pay such fee in the form of cash, Stock, a promissory note or any combination of the foregoing as determined by the Board of Directors. In the event the Subordinated Incentive Fee Due Upon Listing is paid to the Advisor following Listing, the Advisor will not be entitled to receive any payments of Subordinated Performance Fee Upon Termination or Subordinated Share of Net Sale Proceeds following receipt of the Subordinated Incentive Fee Due Upon Listing.

         Section 4.19 Fees Upon Termination of Advisory Agreement. Upon termination of the Advisory Agreement, the Company shall pay to the Advisor all unpaid reimbursable expenses and all earned but unpaid fees payable to the Advisor prior to termination of the Advisory Agreement, and the Subordinated Performance Fee Due Upon Termination, provided that no Subordinated Performance Fee Due Upon Termination will be paid if the Company has paid or is obligated to pay the Subordinated Incentive Fee Due Upon Listing.

                                    ARTICLE V
            PROVISIONS FOR DEFINING, LIMITING AND REGULATING CERTAIN POWERS OF THE COMPANY AND ITS DIRECTORS AND STOCKHOLDERS


         Section 5.1 Limitation on Organization and Offering Expenses. The Company shall pay only reasonable Organization and Offering Expenses and in no event shall such expenses incurred by the Company, including the Sales Commissions, the dealer manager fee and the allowance for bona fide due diligence expenses payable to the Dealer Manager, exceed 13.5% of Gross Proceeds of any applicable offering.


         Section 5.2 Limitation on Acquisition Fees and Acquisition Expenses. The total of all Acquisition Fees and Acquisition Expenses paid by the Company in connection with the purchase of a Property by the Company shall be reasonable, and shall in no event exceed an amount equal to 6% of the Contract Purchase Price, or in the case of a mortgage loan, 6% of the funds advanced; provided, however, that a majority of the Directors (including the majority of the Independent Directors) not otherwise interested in the transaction may approve fees and expenses in excess of these limits if they determine the transaction to be commercially competitive, fair and reasonable to the Company.

         Section 5.3 Limitation on Operating Expenses. The Board of Directors shall have the responsibility of limiting Operating Expenses to amounts that do not exceed the greater of 2% of Average Invested Assets or 25% of NASAA Net Income (the "Excess Expense Guidelines") for the four consecutive fiscal quarters then ended unless a majority of the Directors (including a majority of the Independent Directors) has made a finding that, based on unusual and non-recurring factors that they deem sufficient, a higher level of expenses (an "Excess Amount") is justified. Any such finding and the reasons in support thereof shall be reflected in the minutes of the meetings.

Within 60 days after the end of any fiscal quarter of the Company for which there is an Excess Amount for the 12 months then ended, there shall be sent to the Stockholders a written disclosure of such fact, together with an explanation of the factors considered in determining that such Excess Amount was justified. In the event that a majority of the Directors (including a majority of the Independent Directors) does not determine that excess expenses are justified, the Advisor shall reimburse the Company within a reasonable time after the end of the 12-month period the amount by which the aggregate annual expenses paid or incurred by the Company exceeded the Excess Expense Guidelines.

         Section 5.4 Limitation on Real Estate Commissions. If the Advisor or a director or Sponsor or any Affiliate thereof provides a substantial amount of the services in the effort to sell the property of the Company, that Person may receive an amount up to 3% of the sales price of such property or properties; provided, however, that the amount paid when added to all other real estate commissions paid to unaffiliated parties in connection with such sale shall not exceed the lesser of the Competitive Real Estate Commission or an amount equal to 6% of the sales price of such property or properties.

         Section 5.5 Limitation on Transactions with Affiliates.

                  (a) Sales and Leases to the Company. The Company shall not purchase Property from the Sponsor, Advisor, Directors or any Affiliate thereof, unless a majority of Directors (including a majority of Independent Directors) not otherwise interested in such transaction approve the transaction as being fair and reasonable to the Company and at a price to the Company no greater than the cost of the asset to such Sponsor, Advisor, Director or any Affiliate thereof, or if the price to the Company is in excess of such cost, that substantial justification for such excess exists and such excess is reasonable and consistent with current market conditions. In no event shall the cost of such asset to the Company exceed its Appraised Value at the time of acquisition of the Property by the Company.

                  (b) Sales and Leases to Sponsor, Advisor, Director or any Affiliate. A Sponsor, Advisor, Director or any Affiliate thereof shall not acquire assets from the Company unless approved by a majority of Directors (including a majority of Independent Directors), not otherwise interested in such transaction, as being fair and reasonable to the Company. The Company may lease assets to a Sponsor, Advisor, Director or any Affiliate thereof only if approved by a majority of the Directors (including a majority of Independent Directors), not otherwise interested in such transaction, as being fair and reasonable to the Company.

                  (c) Loans. No loans may be made by the Company to the Sponsor, Advisor, Director or any Affiliate thereof except that loans may be made to wholly owned subsidiaries of the Company. Notwithstanding the foregoing, subject to the Excess Expense Guidelines, the Company may advance funds to the Advisor for expenses the Advisor anticipates will be incurred by the Advisor within the current month and any such advances shall be deducted from the amounts reimbursed by the Company to the Advisor. The Company may not borrow money from the Sponsor, Advisor, Director or any Affiliate thereof, unless a majority of Directors (including a majority of Independent Directors) not otherwise interested in such transactions, approve the transaction as being fair, competitive and commercially reasonable and no less favorable to the Company than loans between unaffiliated parties under the same circumstances.

                  (d) Other Transactions. All other transactions between the Company and the Sponsor, Advisor, Director or any Affiliate thereof, shall require approval by a majority of the Directors (including a majority of Independent Directors) not otherwise interested in such transactions as being fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties.

                  (e) Additional Limitations. Transactions between the Company and its Affiliates are further subject to any express restrictions in the Charter and further subject to any disclosure and ratification requirements of the MGCL and other applicable law.

         Section 5.6 Limitation of Issuance of Securities. The Company shall not issue (A) equity securities redeemable solely at the option of the holder (except that Stockholders may offer their Common Stock to the Company pursuant to that certain redemption plan adopted or to be adopted by the Board of Directors on terms outlined in the section relating to Common Stock entitled "Stock Repurchase Program" in the Company's Prospectus relating to the Initial Public Offering); (B) debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is sufficient to properly service that higher level of debt; (C) Stock on a deferred payment basis or under similar arrangements; or (D) assessable securities. Options may not be issued to the Advisor, Director, Sponsor or any Affiliate thereof except on the same terms as the securities underlying such Options are sold to the general public. Options may be issued to persons other than the Advisor, Directors, Sponsor or any Affiliate thereof but not at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration that in the judgment of the Independent Directors has a market value less than the value of such Option on the date of grant. Options issuable to the Advisor, Directors, Sponsor or any Affiliate thereof shall not exceed 10% of the outstanding shares of Stock on the date of grant. The voting rights per share of Stock of the Company (other than the publicly held Stock of the Company) sold in a private offering shall not exceed the voting rights which bear the same relationship to the voting rights of the publicly held Stock as the consideration paid to the Company for each privately offered share of Stock of the Company bears to the book value of each outstanding publicly held share of Stock.

         Section 5.7 Limitation on Borrowing. The aggregate borrowing of the Company, secured and unsecured, shall be reasonable in relation to the Net Asset Value of the Company and shall be reviewed by the Board of Directors at least quarterly. Prior to the Listing of the Common Stock, (i) the aggregate amount of Company borrowings in relation to the Net Asset Value shall, in the absence of a satisfactory showing that a higher level of borrowing is appropriate, not exceed 300% of the Net Asset Value and (ii) any excess in borrowing over such 300% of the Net Asset Value shall be approved by a majority of the Independent Directors and disclosed to Stockholders in the Company's next quarterly report to Stockholders, along with justification for such excess.

         The Company may incur indebtedness including to enable it to pay Dividends including those necessary to satisfy the requirement that the Company distribute at least the percentage of its REIT taxable income required for annual distribution of dividends by the Code or otherwise as necessary or advisable to assure that the Company maintains its qualification as a REIT for federal income tax purposes.

                                    ARTICLE 6
                INVESTMENT OBJECTIVES AND INVESTMENT LIMITATIONS

         Section 6.1 Investment Objectives. The Company will endeavor to:

                  (i) preserve Stockholder capital by owning and operating real estate on an all-cash basis with no permanent debt financing;

                  (ii) purchase Properties with the potential for capital appreciation to Stockholders;

                  (iii) purchase income-producing Properties which will allow the Company to pay cash Dividends to Stockholders at least quarterly, if not more frequently; and

                  (iv) provide liquidity to Stockholders within the shortest reasonable time necessary to accomplish the above objectives.

         Within five years from the closing of the Initial Public Offering, the Board must take one or more of the following actions:

                  (i) modify the Company's stock redemption program to allow the Company to use proceeds from the sale of Properties to redeem Stock;

                  (ii) list the Stock for trading on a national securities exchange or the Nasdaq/NMS;

                  (iii) seek Stockholder approval to begin an orderly liquidation of the Company's assets and distribute the available proceeds of such Sales to Stockholders; or

                  (iv) seek Stockholder approval of another liquidity event such as a Sale of our assets or a merger with another entity.

         The sheltering from tax of income from other sources is not an objective of the Company. Subject to the restrictions set forth herein, the Directors will use their commercially reasonable efforts to conduct the affairs of the Company in such a manner as to continue to qualify the Company for the tax treatment provided in the REIT Provisions of the Code; provided, however, no Director, officer, employee or agent of the Company shall be liable for any act or omission resulting in the loss of tax benefits under the Code, except to the extent provided in Section 11.2 hereof.

         Section 6.2 Review of Objectives. The Independent Directors shall review the investment policies of the Company with sufficient frequency and at least annually to determine that the policies being followed by the Company at any time are in the best interests of its Stockholders. Each such determination and the basis therefore shall be set forth in the minutes of the meetings of the Board of Directors. The Board of Directors may amend the Charter to change the Company's investment policies or investment restrictions in a manner which adversely affect the rights, preferences and privileges of Stockholders only with the approval of a majority of the Independent Directors.

         Section 6.3 Certain Permitted Investments.

                  (a) The Company may invest in Properties.

                  (b) The Company may invest in Joint Ventures with unrelated parties. The Company may also invest in Joint Ventures with the Sponsor, Advisor, one or more Directors or any Affiliate, but only if a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction, approve such investment as being fair and reasonable to the Company and on substantially the same terms and conditions as those received by the other joint venturers.

                  (c) Subject to any limitations set forth in Section 6.4, the Company may invest in equity securities if a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable.

         Section 6.4 Investment Limitations. In addition to other investment restrictions imposed by the Directors from time to time, and consistent with the Company's objective of qualifying as a REIT, the following shall apply to the Company's investments prior to, but not after, the Listing of the Common Stock:

                  (a) The Company shall not invest in Unimproved Real Property or mortgage loans on Unimproved Real Property.

                  (b) The Company shall not invest in commodities or commodity future contracts. This limitation is not intended to apply to futures contracts, when used solely for hedging purposes in connection with the Company's ordinary business of investing in real estate assets and mortgages, provided that income and gain with respect to such futures contracts is treated as qualifying income under Section 856(c)(2) of the Code.

                  (c) The Company may make or invest in mortgage loans provided an appraisal is obtained concerning the underlying property except for those loans insured or guaranteed by a government or government agency. In cases in which a majority of Independent Directors so determine, and in all cases in which the transaction is with the Advisor, Directors, or any Affiliates, such appraisal of the underlying property must be obtained from an Independent Appraiser. Such appraisal shall be maintained in the Company's records for at least five (5) years and shall be available for inspection and duplication by any Stockholder. In addition to the appraisal, a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or condition of the title must be obtained.

                  (d) The Company shall not make or invest in mortgage loans on any one (1) Property if the aggregate amount of all mortgage loans outstanding on the Property, including the loans of the Company, would exceed an amount equal to eighty-five percent (85%) of the Appraised Value of the Property as determined by an Independent Appraiser unless substantial justification exists because of the presence of other underwriting criteria. For purposes of this subsection, the "aggregate amount of all Mortgage Loans outstanding on the Property, including the loans of the Company" shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged Property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds five percent (5%) per annum of the principal balance of the loan.

                  (e) The Company shall not make or invest in construction loans.

                  (f) The Company shall not invest in indebtedness secured by a mortgage on real property which is subordinate to the lien of other indebtedness.

                  (g) The Company shall not make or invest in any mortgage loans that are subordinate to any mortgage, other indebtedness or equity interest of the Advisor, the Directors, the Sponsor or an Affiliate of the Company.

                  (h) The Company shall not underwrite the securities of other issuers. In addition, the Company shall not invest in securities of other issuers, except for investments in Joint Ventures as described herein, unless a majority of the Directors (including a majority of Independent Directors) not otherwise interested in such transaction approve the transaction as being fair, competitive and commercially reasonable.

                  (i) The Company will not make any investment that the Company believes will be inconsistent with its objectives of qualifying and remaining qualified as a REIT.

                  (j) The Company shall not invest in real estate contracts of sale, otherwise known as land sale contracts.

                  (k) The Company shall not invest in joint ventures with the Sponsor, Advisor, Director or any Affiliate thereof, unless a majority of Directors (including a majority of Independent Directors) not otherwise interested in such transactions, approve the transaction as being fair and reasonable to the Company and on substantially the same terms and conditions as those received by the other joint ventures.

                  (l) The Company shall not invest in equity securities unless a majority of Directors (including a majority of Independent Directors) not otherwise interested in such transaction approve the transaction as being fair, competitive, and commercially reasonable.

                  (m) The Company shall not ordinarily pay consideration for a Property acquired by the Company which is not based on the fair market value of the Property as determined by a majority of the Directors. In cases in which a majority of the Independent Directors so determine, and in all cases in which assets are acquired from the Advisor, Directors, Sponsor or their Affiliates, such fair market value shall be as determined by an Independent Appraiser selected by the Independent Directors.

                                    ARTICLE 7
                   CONFLICTS OF INTEREST RESOLUTION PROCEDURES
         Section 7.1 Independent Directors Committee. During any time that the Company is advised by the Advisor, there shall be a committee (the "Independent Directors Committee") of the Board of Directors comprised of all of the Independent Directors. The Independent Directors Committee shall have the maximum power delegable to a committee under the MGCL and is authorized to select and retain its own legal and financial advisors. The Independent Directors Committee may act on any matter permitted by the MGCL if its minutes reflect that it first determined that the matter at issue was such that the exercise of independent judgment by the directors who are not Independent Directors could reasonably be compromised, provided that this condition shall not apply if the charter otherwise requires that the action shall be taken by the Independent Directors Committee. If this condition is met but the matter cannot be delegated to a committee under the MGCL, both the Board of Directors and the Independent Directors Committee must approve the matter. Any board action regarding Organization and Offering Expenses or the selection of an Independent Appraiser or the matters covered in any of Sections 2.1, 2.6, 3.1, 4.2, 4.6, 4.7, 4.12, 4.16, 5.2, 5.3, 5.5, 5.6, 5.7, 6.2, 6.3, 6.4, 8.3, 10.1,
10.6 and 12.3 shall require the approval of the Independent Directors Committee.
         Section 7.2 Voting by Independent Directors Committee. For an action to be taken by the Independent Directors Committee, the matter must be approved by
(i) a majority of the Independent Directors and (ii) a majority of the Independent Directors not otherwise interested in the transaction.

         Section 7.3 Meetings of Independent Directors Committee. A meeting of the Independent Directors Committee shall be held immediately following and at the same place as any meeting of the board of directors. Any notice of a meeting of the Board of Directors shall be deemed to be a notice of a meeting of the Independent Directors Committee.

         Section 7.4 Conflict Resolution Procedures. Before the Advisor presents an investment opportunity that would in its judgment be suitable for the Company to another Advisor-sponsored entities, the Advisor shall determine in its sole discretion that the investment opportunity is more suitable for such other program than for the Company based on factors such as the following: as the investment objectives and criteria of each program, the cash requirements and anticipated cash flow of each entity, the size of the investment opportunity, the effect of the acquisition both on diversification of each entity's investments, the income tax consequences of the purchase on each entity, the policies of each program relating to leverage, the amount of funds available to each program, and the length of time such funds have been available for investment. In the event that an investment opportunity becomes available that is, in the sole discretion of the Advisor, equally suitable for both the Company and another Advisor-sponsored program, then the Advisor may offer the other program the investment opportunity if it has had the longest period of time elapse since it was offered an investment opportunity. The Advisor will use its reasonable efforts to fairly allocate investment opportunities in accordance with such allocation method and will promptly disclose any material deviation from such policy or the establishment of a new policy, which shall be allowed provided (1) the Board is provided with notice of such policy at least 60 days prior to such policy becoming effective and (2) such policy provides for the reasonable allocation of investment opportunities among such programs. The Advisor shall provide the Independent Directors Committee with any information reasonably requested so that the Independent Directors Committee can insure that the allocation of investment opportunities is applied fairly. Nothing herein shall be deemed to prevent the Advisor or an Affiliate from pursuing an investment opportunity directly rather than offering it to the Company or another Advisor-sponsored program so long as the Advisor is fulfilling its obligation to present a continuing and suitable investment program to the Company which is consistent with the investment policies and objectives of the Company. If a subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of the Board of Directors and the Advisor, to be more appropriate for an entity other than the entity which committed to make the investment, however, the Advisor has the right to agree that the other entity affiliated with the Advisors or its Affiliates may make the investment.

         Section 7.5 Compliance with Code Requirements. The provisions of this
Article 7 shall be applied consistently with the requirements of Section 856(d)(1) of the Code.

                                    ARTICLE 8
                                      STOCK

         Section 8.1 Authorized Stock. The total number of shares of Stock which the Company is authorized to issue is three hundred million (300,000,000), consisting of two hundred ninety million (290,000,000) shares of common stock, $0.001 par value per share (as defined in Section 8.2 hereof), and ten million (10,000,000) shares of preferred stock, $0.001 par value per share (as defined in Section 8.3 hereof). All shares of Stock shall be fully paid and nonassessable when issued. Stock may be issued for such consideration as the Directors determine, or if issued as a result of a share dividend or share split, without any consideration. If shares of one class of Stock are classified or reclassified into shares of another class of Stock pursuant to Sections 8.2(b) or 8.3, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of Stock of all classes that the Company has authority to issue shall not be more than the total number of shares of Stock set forth in the first sentence of this Section 8.1. The Board of Directors, with the approval of a majority of the entire Board and without any action by the Stockholders, may amend the Charter from time to time to increase or decrease the aggregate number of shares of Stock or the number of shares of Stock of any class or series that the Company has authority to issue.

         Section 8.2 Common Stock.

                  (a) Common Stock Subject to Terms of Preferred Stock. The Common Stock shall be subject to the express terms of any series of Preferred Stock.

                  (b) Description. Shares of Common Stock shall have a par value of $0.001 per share and, subject to the provisions of Article IX and except as may otherwise be specified in the terms of any class or series of Common Stock, shall entitle the holders to one (1) vote per share on all matters upon which Stockholders are entitled to vote pursuant to Section 8.2 hereof, and shares of a particular class of issued shares of Common Stock shall have equal dividend, distribution, liquidation and other rights, and shall have no preference, cumulative, preemptive, conversion or exchange rights. The Directors may classify or reclassify any unissued shares of Common Stock from time to time in one or more classes or series of Stock by designating a class or series to distinguish the class or series of classified or reclassified shares from all other classes and series of Stock, specifying the number of shares to be included in such class or series, setting or changing, subject to the provisions of Article IX and the express terms of any class or series of Stock outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of any such shares of Common Stock and, in such event, the Company shall file for record with the SDAT articles supplementary in substance and form as prescribed by Title 2 of the MGCL. Any of the terms of any class or series of Stock set or changed may be made dependent upon facts or events ascertainable outside the Charter (including determinations by the Board of Directors or other facts or events within the control of the Company) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of stock is clearly and expressly set forth in the articles supplementary or other charter document.

                  (c) Distribution Rights. The holders of shares of Common Stock shall be entitled to receive such Dividends as may be authorized by the Board of Directors of the Company out of funds legally available therefor.

                  (d) Dividend or Distribution Rights. The Directors from time to time may authorize and the Company shall pay to holders of shares of Common Stock such Dividends or distributions in cash or other property as the Directors in their discretion shall determine. The Directors shall endeavor to authorize and the Company shall pay such Dividends and distributions as shall be necessary for the Company to qualify as a real estate investment trust under the REIT Provisions of the Code; provided, however, Stockholders shall have no right to any dividend or Distribution unless and until authorized by the Directors. The exercise of the powers and rights of the Directors pursuant to this section shall be subject to the provisions of any senior class or series of Stock at the time outstanding. The receipt by any Person in whose name any shares of Stock are registered on the records of the Company or by his duly authorized agent shall be a sufficient discharge for all Dividends or distributions payable or deliverable in respect of such Stock and from all liability to see to the application thereof. Distributions in kind shall not be permitted, except for
(i) distributions of equity securities of the Company pursuant to the Special 10% Stock Dividend; (ii) distributions of readily marketable securities including readily marketable equity securities of the Company and (iii) distributions of beneficial interests in a liquidating trust established for the dissolution of the Company and the liquidation of its assets in accordance with the terms of these Articles of Incorporation.

                  (e) Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up, or any distribution of the assets of the Company, the aggregate assets available for distribution to holders of the shares of Common Stock shall be determined in accordance with applicable law. Each holder of Common Stock of a particular class shall be entitled to receive, ratably with (i) each other holder of Common Stock of such class and (ii) each holder of Stock-in-Trust, that portion of such aggregate assets available for distribution to such class as the number of the outstanding shares of Common Stock held by such holder bears to the total number of outstanding shares of Common Stock of such class and Stock-in-Trust of such class then outstanding.

                  (f) Voting Rights. Except as may be provided otherwise in these Articles of Incorporation, and subject to the express terms of any series of Preferred Stock, the holders of the Common Stock shall have the exclusive right to vote on all matters (as to which a common Stockholder shall be entitled to vote pursuant to applicable law) at all meetings of the Stockholders of the Company.

         Section 8.3 Preferred Stock. The Directors may classify any unissued shares of Preferred Stock and reclassify any previously classified but unissued shares of Preferred Stock of any series from time to time, in one or more classes or series of Stock. Notwithstanding the foregoing authority, (i) the authorization of any class or series of Preferred Stock shall be approved by a majority of the Independent Directors and (ii) shares of Preferred Stock of any class or series may not be issued to the Advisor, any Director or any of their Affiliates unless and until the rights and preferences of such class or series of Preferred Stock have been approved by holders of Common Stock. Prior to the issuance of each such class or series, the Board of Directors, by resolution, shall (i) designate that class or series to distinguish it from all other classes and series of Stock, (ii) specify the number of shares to be included in the class or series, (iii) set or change, subject to the provisions of Article IX and to the express terms of any class or series of Stock outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series and (iv) cause the Company to file articles supplementary with the SDAT. Any of the terms of any class or series of stock set or changed may be made dependent upon facts or events ascertainable outside the Charter (including determinations by the Board of Directors or other facts or events within the control of the Company) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of stock is clearly and expressly set forth in the articles supplementary or other charter document. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

                  (a) The designation of the series, which may be by distinguishing number, letter or title.

                  (b) The dividend rate on the shares of the series, if any, whether any dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of the series.

                  (c) The redemption rights, including conditions and the price or prices, if any, for shares of the series.

                  (d) The terms and amounts of any sinking fund for the purchase or redemption of shares of the series.

                  (e) The rights of the shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, and the relative rights of priority, if any, of payment of shares of the series.

                  (f) Whether the shares of the series shall be convertible into shares of any other class or series, or any other security, of the Company or any other corporation or other entity, and, if so, the specification of such other class or series or such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates on which such shares shall be convertible and all other terms and conditions upon which such conversion may be made.

                  (g) Restrictions on the issuance of shares of the same series or of any other class or series.

                  (h) The voting rights of the holders of shares of the series subject to the limitations contained in this Section 8.3; provided, however, that the voting rights of the holders of shares of any series of Preferred Stock shall not exceed the voting rights that bear the same relationship to the voting rights of the holders of Common Stock as the consideration paid to the Company for each share of Preferred Stock bears to the book value of each outstanding share of Common Stock.

                  (i) Any other relative rights, preferences and limitations on that series, subject to the express provisions of any other series of Preferred Stock then outstanding. Notwithstanding any other provision of these Articles of Incorporation, the Board of Directors may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares, or alter the designation or classify or reclassify any unissued shares of a particular series of Preferred Stock, by fixing or altering, in one or more respects, from time to time before issuing the shares, the terms, rights, restrictions and qualifications of the shares of any such series of Preferred Stock.

         Section 8.4 Preemptive and Appraisal Rights. Except as may be provided by the Board of Directors in setting the terms of classified or reclassified shares of stock pursuant to Section 8.2 or 8.3 or as may otherwise be provided by contract, holders of Stock shall not have any preemptive or other right to purchase or subscribe for any class of securities of the Company which the Company may at any time issue or sell. Holders of Stock shall not be entitled to exercise any rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the MGCL or any successor statute unless the Board of Directors, upon the affirmative vote of a majority of the Board of Directors, shall determine that such rights apply, with respect to all or any classes or series of Stock, to one or more transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise such rights.

         Section 8.5 No Issuance of Share Certificates. Until Listing, the Company shall not issue share certificates except to Stockholders who make a written request to the Company. A Stockholder's investment shall be recorded on the books of the Company. To transfer his or her Stock a Stockholder shall submit an executed form to the Company, which form shall be provided by the Company upon request. Such transfer will also be recorded on the books of the Company. Upon issuance or transfer of Stock, the Company will provide the Stockholder with information concerning his or her rights with regard to such Stock, in a form substantially similar to Section 9.12, and as required by the Bylaws and the MGCL or other applicable law.

         Section 8.6 Suitability of Stockholders.

                  (a) Investor Suitability Standards. Subject to suitability standards established by individual states, to become a Stockholder in the Company, if such prospective Stockholder is an individual (including an individual beneficiary of a purchasing Individual Retirement Account), or if the prospective Stockholder is a fiduciary (such as a trustee of a trust or corporate pension or profit sharing plan, or other tax-exempt organization, or a custodian under a Uniform Gifts to Minors Act), such individual or fiduciary, as the case may be, must represent to the Company, among other requirements as the Company may require from time to time:

                           (1) that such individual (or, in the case of a
fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase the Shares) has a minimum annual gross income of $45,000 and a net worth (excluding home, furnishings and automobiles) of not less than $45,000; or

                           (2) that such individual (or, in the case of a
fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase the Stock) has a net worth (excluding home, furnishings and automobiles) of not less than $150,000.

                  (b) Determination of Suitability of Sale. The Sponsor and each Person selling Stock on behalf of the Sponsor or the Company shall make every reasonable effort to determine that the purchase of Stock is a suitable and appropriate investment for each Stockholder. In making this determination, the Sponsor or each Person selling Stock on behalf of the Sponsor or the Company shall ascertain that the prospective Stockholder: (i) meets the minimum income and net worth standards established for the Company; (ii) can reasonably benefit from the Company based on the prospective Stockholder's overall investment objectives and portfolio structure; (iii) is able to bear the economic risk of the investment based on the prospective Stockholder's overall financial situation; and (iv) has apparent understanding of the fundamental risks of the investment; the risk that the Stockholder may lose the entire investment; the lack of liquidity of Stock; the restrictions on transferability of Stock; the background and qualifications of the Sponsor or the Advisor; and the tax consequences of the investment. The Sponsor or each Person selling Stock on behalf of the Sponsor or the Company shall make this determination on the basis of information it has obtained from a prospective Stockholder. Relevant information for this purpose will include at least the age, investment objectives, investment experiences, income, net worth, financial situation, and other investments of the prospective Stockholder, as well as any other pertinent factors.

         The Sponsor or each Person selling Stock on behalf of the Sponsor or the Company shall maintain records of the information used to determine that an investment in Stock is suitable and appropriate for a Stockholder. The Sponsor or each Person selling Stock on behalf of the Sponsor or the Company shall maintain these records for at least six years.

                  (c) Minimum Investment. Subject to certain individual state requirements, no sale of Stock by the Company to initial investors will be permitted of less than $2,000 except that no sale of Stock by the Company to initial investors which are retirement plans including Keoghs and IRAs will be permitted of less than $1,000.

         Section 8.7 Repurchase of Shares. The Board of Directors may establish, from time to time, a program or programs by which the Company voluntarily repurchases Stock from its Stockholders, provided, however, that such repurchase does not impair the capital or operations of the Company and does not violate any provision of this Article 8 or applicable law. The Sponsor, Advisor, Directors or any Affiliates thereof may not receive any fees on the repurchase of Shares by the Company.

         Section 8.8 Dividend Reinvestment Plans. The Board of Directors may establish, from time to time, a dividend reinvestment plan or plans (a "Reinvestment Plan"). Pursuant to such Reinvestment Plan, (i) all material information regarding the Dividends to the Stockholders and the effect of reinvesting such Dividends, including the United States federal income tax consequences of the reinvestment, shall be provided to the Stockholders at least annually, and (ii) each Stockholder participating in such Reinvestment Plan shall have a reasonable opportunity to withdraw from the Reinvestment Plan at least annually after receipt of the information required in clause (i) above.

         Section 8.9 Charter and Bylaws. The rights of all Stockholders and the terms of all Stock are subject to the provisions of the Charter and the Bylaws.

                                    ARTICLE 9
                 RESTRICTIONS ON OWNERSHIP AND TRANSFER OF STOCK

         Section 9.1 Definitions. For purposes this Article 9, the following terms shall have the following meanings:

         Acquire means the acquisition of Beneficial or Constructive Ownership of Stock by any means, including, without limitation, the exercise of any rights under any option, warrant, convertible security, pledge or other security interest or similar right to acquire Stock, but shall not include the acquisition of any such rights unless, as a result, the acquirer would be considered a Beneficial Owner or Constructive Owner. The terms "Acquires" and "Acquisition" shall have correlative meanings.

         Beneficial Ownership means ownership of Stock by a Person who would be treated as an owner of such Stock either directly or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms "Beneficial Owner," "Beneficially Owns," "Beneficially Own" and "Beneficially Owned" shall have correlative meanings.

         Beneficiary means the beneficiary of the Trust as determined pursuant to Section 9.13(e)(1) hereof.

         Common Stock Ownership Limit means, with respect to any class of Common Stock, 9.8% of the outstanding Common Stock, subject to adjustment pursuant to
Section 9.10 (but not more than 9.8% of the outstanding Common Stock, as so adjusted) and to any other limitations contained in this Article 9. The Common Stock Ownership Limit may be based on either the number of shares of Common Stock or the value of such stock, whichever is more restrictive.

         Constructive Ownership Equity means ownership of Stock by a Person who could be treated as an owner of such Stock, either actually or constructively, directly or indirectly, through the application of Section 318 of the Code, as modified by Section 856(d)(5) thereof. The terms "Constructive Owner," "Constructively Owns," "Constructively Own" and "Constructively Owned" shall have correlative meanings.

         Market Price means, on any date, the average of the Closing Price for the five consecutive Trading Days ending on such date. The "Closing Price" on any date shall mean the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if the Stock is not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Stock is listed or admitted to trading or, if the Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the Nasdaq/NMS market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Stock is not quoted by any such organization, as determined in good faith by the Board of Directors.

         Ownership Limit means the Common Stock Ownership Limit or the Preferred Stock Ownership Limit, or both, as the context may require.

         Preferred Stock Ownership Limit means, with respect to the Preferred Stock, 9.8% of the outstanding Stock of a particular series of Preferred Stock of the Company, subject to adjustment pursuant to Section 9.10 (but not more than 9.8% of any outstanding series of Preferred Stock, as so adjusted) and to any other limitations contained in this Article 9. The Preferred Stock Ownership Limit may be based on either the number of shares of Common Stock or the value of such stock, whichever is more restrictive.

         Purported Beneficial Holder means, with respect to any purported Transfer or Acquisition or other event or transaction which results in Stock-in-Trust, the Person for whom the applicable Purported Record Holder held the shares of Stock that were, pursuant to this Article 9, automatically transferred to the Trust upon the occurrence of such event or transaction. The Purported Beneficial Holder and the Purported Record Holder may be the same Person.

         Purported Beneficial Transferee means, with respect to any purported Transfer or Acquisition or other event or transaction which results in Stock-in-Trust, the purported beneficial transferee for whom the Purported Record Transferee would have acquired Stock if such Transfer or Acquisition which results in Stock-in-Trust had been valid under Section 9.2. The Purported Beneficial Transferee and the Purported Record Transferee may be the same Person.

         Purported Record Holder means, with respect to any purported Transfer or Acquisition or other event or transaction which results in Stock-in-Trust, the record holder of the shares of Stock that were, pursuant to Section 9.3, automatically deemed to be Stock-in-Trust upon the occurrence of such an event or transaction. The Purported Record Holder and the Purported Beneficial Holder may be the same Person.

         Purported Record Transferee means, with respect to any purported Transfer or Acquisition or other event or transaction which results in Stock-in-Trust, the record holder of the Stock if such Transfer or Acquisition which results in Stock-in-Trust had been valid under Section 9.2. The Purported Record Transferee and the Purported Beneficial Transferee may be the same Person.

         Restriction Termination Date means the first day after the date of the closing of the Initial Public Offering on which the Board of Directors of the Company, pursuant to Section 3.3 hereof, determines that it is no longer in the best interests of the Company to attempt or continue to qualify as a REIT.

         Stock-in-Trust means those shares of Stock that are automatically transferred to the Trust as a result of a purported Transfer, Acquisition, change in the capital structure of the Company, other purported change in the Beneficial or Constructive Ownership of Stock or other event or transaction as described in Section 9.3.

         Trading Day means a day on which the principal national securities exchange on which the affected class or series of Stock is listed or admitted to trading is open for the transaction of business or, if the affected class or series of Stock is not so listed or admitted to trading, shall mean any day other than a Saturday, Sunday or other day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

         Transfer means any sale, transfer, gift, hypothecation, assignment, devise or other disposition of a direct or indirect interest in Stock or the right to vote or receive dividends on Stock, including without limitation (i) the granting of any option (including any option to acquire an option or any series of such options) or entering into any agreement for the sale, transfer or other disposition of Stock or the right to vote or receive dividends on Stock or
(ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Stock, whether voluntary or involuntary, of record, constructively or beneficially, and whether by operation of law or otherwise. The terms "Transfers," "Transferred" and "Transferable" shall have correlative meanings.

         Trust means the trust created pursuant to Section 9.13(a) hereof.

         Trustee means the trustee of the Trust, as appointed by the Company or any successor trustee thereof, which Trustee shall not be an Affiliate of the Company or of the Purported Record Holder, the Purported Beneficial Holder, the Purported Record Transferee, or the Purported Beneficial Transferee.

         Section 9.2 Ownership and Transfer Limitations.

                  (a) Notwithstanding any other provision of the Charter, except as provided in Section 9.9 and subject to Section 9.15, from the first closing date of the Initial Public Offering and prior to the Restriction Termination Date, no Person shall Beneficially or Constructively Own Stock in excess of the Common or Preferred Stock Ownership Limits. Notwithstanding any other provisions of these Articles of Incorporation, subject to Section 9.14, from the first closing date of the Initial Public Offering and prior to the Restriction Termination Date, the Stock shall not be beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution).

                  (b) Notwithstanding any other provision of these Articles of Incorporation, except as provided in Section 9.9(a) and subject to Section 9.15, from the first closing date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer, Acquisition, change in the capital structure of the Company, other purported change in Beneficial or Constructive Ownership of Stock or other event or transaction that, if effective, would result in any Person Beneficially or Constructively Owning Stock in excess of the Common or Preferred Stock Ownership Limits shall be void ab initio as to the Transfer, Acquisition, change in the capital structure of the Company, other purported change in Beneficial or Constructive Ownership or other event or transaction with respect to that number of shares of Stock which would otherwise be Beneficially or Constructively Owned by such Person in excess of the Common or Preferred Stock Ownership Limits, and none of the Purported Beneficial Transferee, the Purported Record Transferee, the Purported Beneficial Holder or the Purported Record Holder shall acquire any rights in that number of such shares.

                  (c) Notwithstanding any other provision of these Articles of Incorporation, subject to Section 9.15, from the first closing date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer, Acquisition, change in the capital structure of the Company, or other purported change in Beneficial or Constructive Ownership (including actual ownership) of Stock or other event or transaction that, if effective, would result in the Stock being actually owned by fewer than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio as to the Transfer, Acquisition, change in the capital structure of the Company, other purported change in Beneficial or Constructive Ownership (including actual ownership) or other event or transaction with respect to that number of shares of Stock which otherwise would be owned (determined without reference to any rules of attribution) by the transferee, and the intended transferee or subsequent owner (including a Beneficial Owner or Constructive Owner) shall acquire no rights in such shares of Stock.

                  (d) Notwithstanding any other provision of these Articles of Incorporation, subject to Section 9.15, from the first closing date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer, Acquisition, change in the capital structure of the Company, other purported change in Beneficial or Constructive Ownership of Stock or other event or transaction that, if effective, would cause the Company to fail to qualify as a REIT by reason of being "closely held" within the meaning of Section 856(h) of the Code shall be void ab initio as to the Transfer, Acquisition, change in the capital structure of the Company, other purported change in Beneficial or Constructive Ownership or other event or transaction with respect to that number of shares of Stock which would cause the Company to be "closely held" within the meaning of Section 856(h) of the Code, and none of the Purported Beneficial Transferee, the Purported Record Transferee, the Purported Beneficial Holder or the Purported Record Holder shall acquire any rights in such shares of Stock.

                  (e) Notwithstanding any other provision of these Articles of Incorporation, subject to Section 9.15, from the first closing date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer, Acquisition, change in capital structure of the Company, or other purported change in Beneficial or Constructive Ownership of Stock or other event or transaction that, if effective, would cause the Company to Constructively Own 9.8% or more of the ownership interests in a tenant of the real property of the Company, the Operating Partnership or any direct or indirect subsidiary (including, without limitation, partnerships, joint ventures and limited liability companies) of the Company or the Operating Partnership (a "Subsidiary"), within the meaning of Section 856(d)(2)(B) of the Code or otherwise, directly or indirectly, would cause the Company to fail to qualify as a REIT, shall be void AB INITIO as to the Transfer, Acquisition, change in capital structure of the Company, other purported change in Beneficial or Constructive Ownership or other event or transaction with respect to that number of shares of Stock which would cause the Company to Constructively Own 9.8% or more of the ownership interests in a tenant of the Company's, the Operating Partnership's or a Subsidiary's real property, within the meaning of Section 856(d)(2)(B) of the Code, or otherwise, directly or indirectly, would cause the Company to fail to qualify as a REIT, and none of the Purported Beneficial Transferee, the Purported Record Transferee, the Purported Beneficial Holder or the Purported Record Holder shall acquire any rights such shares of Stock.

                  (f) Notwithstanding any other provision of these Articles of Incorporation, subject to Section 9.16, from the first closing date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer, Acquisition, change in the capital structure of the Company, other purported change in Beneficial or Constructive Ownership of Stock or other event or transaction that, if effective, would cause the Company to fail to qualify as a REIT by reason of the fact that such Transfer, Acquisition, change in the capital structure of the Company, other purported change in Beneficial or Constructive Ownership of Stock or other event or transaction violates any applicable jurisdiction's securities laws or regulations shall be void ab initio as to the Transfer, Acquisition, change in the capital structure of the Company, other purported change in Beneficial or Constructive Ownership or other event or transaction with respect to such Stock and none of the Purported Beneficial Transferee, the Purported Record Transferee, the Purported Beneficial Holder or the Purported Record Holder shall acquire any rights in that number of shares of Stock.

         Section 9.3 Transfer of Shares to Trust.

                  (a) If, notwithstanding the other provisions contained in this
Article 9, at any time from the first closing date of the Initial Public Offering and prior to the Restriction Termination Date, there is a purported Transfer or Acquisition or a change in the capital structure of the Company, other purported change in the Beneficial or Constructive Ownership of Stock or other event or transaction such that any Person would either Beneficially or Constructively Own Stock in excess of the Common or Preferred Stock Ownership Limit, then, except as otherwise provided in Section 9.9, such shares of Stock (rounded up to the next whole number of shares) in excess of the Common or Preferred Stock Ownership Limit automatically shall be transferred to the Trust. Such transfer to the Trust shall be effective as of the close of business on the business day next preceding the date of the purported Transfer or Acquisition or change in capital structure, other purported change in Beneficial or Constructive Ownership of Stock, or other event or transaction.

                  (b) If, notwithstanding the other provisions contained in this
Article 9, at any time from the first closing date of the Initial Public Offering and prior to the Restriction Termination Date, there is a purported Transfer or Acquisition or a change in the capital structure of the Company, other purported change in the Beneficial or Constructive Ownership of Stock or other event or transaction which, if effective, would result in a violation of any of the restrictions described in paragraphs (c), (d), (e) and (f) of Section 9.2, or otherwise, directly or indirectly, would cause the Company to fail to qualify as a REIT, then the shares of Stock (rounded up to the next whole number of shares) purportedly being Transferred or Acquired or which are otherwise affected by the change in capital structure or other purported change in Beneficial or Constructive Ownership or other event or transaction and which, in any case, would result in a violation of any of the restrictions described in paragraphs (c), (d), (e) and (f) of Section 9.2 or otherwise would cause the Company to fail to qualify as a REIT automatically shall be transferred to the Trust. Such transfer to the Trust shall be effective as of the close of business on the business day prior to the date of the purported Transfer or Acquisition or change in capital structure, other purported change in Beneficial or Constructive Ownership or other event or transaction.

         Section 9.4 Remedies for Breach. If the Board of Directors or its designee shall at any time determine in good faith that a purported Transfer, Acquisition, change in the capital structure of the Company or other purported change in Beneficial or Constructive Ownership or other event or transaction has taken place in violation of Section 9.2 or in violation of any securities law or regulations of any applicable jurisdiction, or that a Person intends to Acquire or has attempted to Acquire Beneficial or Constructive Ownership of any Stock in violation of this Article 9 (whether or not such violation is intended), the Board of Directors or its designee shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer, Acquisition, change in the capital structure of the Company, other attempt to Acquire Beneficial or Constructive Ownership of any Stock or other event or transaction, including, but not limited to, causing the Company to redeem shares, refusing to give effect thereto on the books of the Company or instituting injunctive proceedings with respect thereto; provided, however, that any Transfer, Acquisition, change in the capital structure of the Company, attempted Transfer or other attempt to Acquire Beneficial or Constructive Ownership of any Stock or other event or transaction in violation of paragraphs (b), (c), (d) and (e) of Section 9.2 (as applicable) shall be void ab initio and where applicable automatically shall result in the transfer to the Trust described in Section 9.3, irrespective of any action (or inaction) by the Board of Directors or its designee.

         Section 9.5 Notice of Restricted Transfer. Any Person who acquires or attempts to Acquire Beneficial or Constructive Ownership of Stock in violation of Section 9.2 and any Person who Beneficially or Constructively Owns Stock-in-Trust as a transferee of Stock resulting in a transfer of Stock to the Trust, pursuant to Section 9.3, or otherwise shall immediately give written notice to the Company, or, in the event of a proposed or attempted Transfer, Acquisition, or purported change in Beneficial or Constructive Ownership, shall give at least fifteen (15) days prior written notice to the Company, of such event and shall promptly provide to the Company such other information as the Company, in its sole discretion, may request in order to determine the effect, if any, of such Transfer, proposed or attempted Transfer, Acquisition, proposed or attempted Acquisition or purported change in Beneficial or Constructive Ownership on the Company's status as a REIT.

         Section 9.6 Owners Required to Provide Information. From the date of the Initial Public Offering and prior to the Restriction Termination Date:

                  (a) Every Beneficial or Constructive Owner of more than five percent (5%), or such lower percentages as determined pursuant to regulations under the Code or as may be requested by the Board of Directors, in its sole discretion, of the outstanding shares of any class or series of Stock of the Company shall annually, no later than January 30 of each calendar year, give written notice to the Company stating (i) the name and address of such Beneficial or Constructive Owner; (ii) the number of shares of each class or series of Stock Beneficially or Constructively Owned; and (iii) a description of how such shares are held. Each such Beneficial or Constructive Owner promptly shall provide to the Company such additional information as the Company, in its sole discretion, may request in order to determine the effect, if any, of such Beneficial or Constructive Ownership on the Company's status as a REIT and to ensure compliance with the Common or Preferred Stock Ownership Limit and other restrictions set forth herein.

                  (b) Each Person who is a Beneficial or Constructive Owner of Stock and each Person (including the Stockholder of record) who is holding Stock for a Beneficial or Constructive Owner promptly shall provide to the Company such information as the Company, in its sole discretion, may request in order to determine the Company's status as a REIT, to comply with the requirements of any taxing authority or other governmental agency, or to determine any such compliance or to ensure compliance with the Common or Preferred Stock Ownership Limits and other restrictions set forth herein.

         Section 9.7 Remedies Not Limited. Subject to Section 9.15, nothing contained in this Article 9 shall limit the scope or application of the provisions of Sections 9.1 through 9.12, the ability of the Company to implement or enforce compliance with the terms hereof or the authority of the Board of Directors to take any such other action or actions as it may deem necessary or advisable to protect the Company and the interests of its Stockholders by preservation of the Company's status as a REIT and to ensure compliance with the Ownership Limit for any class or series of Stock and other restrictions set forth herein, including, without limitation, refusal to give effect to a transaction on the books of the Company.

         Section 9.8 Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Article 9, including any definition contained in Sections 1.6 and 9.1, the Board of Directors shall have the power and authority, in its sole discretion, to determine the application of the provisions of this Article 9 with respect to any situation based on the facts known to it. In the event Section 9.2, 9.3 or 9.4 requires an action by the Board of Directors and the Charter fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Sections 9.1, 9.2, 9.3 or 9.4. Absent a decision to the contrary by the Board of Directors (which the Board may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in Section 9.2) acquired Beneficial or Constructive Ownership of Stock in violation of Section 9.2, such remedies (as applicable) shall apply first to the shares of Stock which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such shares of Stock based upon the relative number of the shares of Stock held by each such Person.

         Section 9.9 Waivers by Board. Upon notice of an Acquisition or Transfer or a proposed Acquisition or Transfer which results or would result in the intended transferee having Beneficial Ownership of shares in excess of the Ownership Limit, the Board of Directors may, upon receipt of evidence deemed to be satisfactory by the Board of Directors, in its sole discretion, that such Acquisition or Transfer does not or will not violate the "closely held" provisions of Section 856(h) of the Code or otherwise cause the Company to fail to qualify as a REIT, waive the Ownership Limit with respect to such transferee upon such conditions as the Board of Directors may direct.

         Section 9.10 Increase and Decrease in Common or Preferred Stock Ownership Limit. Subject to the limitations contained in Section 9.11, the Board of Directors may from time to time increase the Common or Preferred Stock Ownership Limits for any Person and decrease the Common or Preferred Stock Ownership Limits for all other Persons; provided, however, that the decreased Common or Preferred Stock Ownership Limit will not be effective for any Person whose percentage ownership in Stock is in excess of such decreased Common or Preferred Stock Ownership Limit until such time as such Person's percentage of Stock equals or falls below the decreased Common or Preferred Stock Ownership Limit, but any further acquisition of Stock in excess of such percentage ownership of Stock will be in violation of the Common or Preferred Stock Ownership Limit and, provided further, that the new Common or Preferred Stock Ownership Limit would not allow five or fewer Persons to Beneficially Own more than 49.9% in value of the outstanding Stock.

         Section 9.11 Limitation on Modifications.

                  (a) The Ownership Limit for a class or series of Stock may not be increased and no additional ownership limitations may be created if, after giving effect to such increase or creation, the Company would be "closely held" within the meaning of Section 856(h) of the Code.

                  (b) Prior to any modification of the Ownership Limit with respect to any Person, the Board of Directors may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary, advisable or prudent, in its sole discretion, in order to determine or ensure the Company's status as a REIT.

                  (c) Neither the Preferred Stock Ownership Limit nor the Common Stock Ownership Limit may be increased to a percentage that is greater than 9.8%.

         Section 9.12 Notice to Stockholders Upon Issuance or Transfer. Upon issuance or transfer of Stock, the Company shall provide the recipient with a notice containing information about the shares purchased or otherwise transferred, in lieu of issuance of a share certificate, in a form substantially similar to the following:

              "The securities issued or transferred are subject to restrictions on transfer and ownership for the purpose of maintenance of the Company's status as a real estate investment trust (a "REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"). Except as otherwise provided pursuant to the Articles of Incorporation of the Company, no Person may (i) Beneficially or Constructively Own any class of Common Stock of the Company in excess of 9.8% (or such greater percent as may be determined by the Board of Directors of the Company) in number of shares or value, whichever is more restrictive, of such outstanding Common Stock; (ii) Beneficially or Constructively Own shares of any series of Preferred Stock of the Company in excess of 9.8% (or such greater percent as may be determined by the Board of Directors of the Company) in number of shares or value, whichever is more restrictive, of the outstanding shares of such series of Preferred Stock; (iii) Beneficially or Constructively Own Common Stock or Preferred Stock (of any class or series) which would result in the Company being "closely held" under Section 856(h) of the Code; (iv) Beneficially or Constructively Own Common Stock or Preferred Stock that would cause the Company to Constructively Own 9.8% or more of the ownership interests in a tenant of the Company's, the Operating Partnership's or a Subsidiary's real property, within the meaning of Section 856(d)(2)(B) of the Code or which otherwise would cause the Company to fail to qualify as a REIT; or (v) Beneficially or Constructively own Common Stock or Preferred Stock that would cause the Company to fail to qualify as a REIT by reason of a violation of an applicable jurisdiction's securities laws or regulations. No Person may Transfer shares of Stock if such Transfer would result in the Stock being owned by fewer than 100 Persons. Any Person who has Beneficial or Constructive Ownership, or who Acquires or attempts to Acquire Beneficial or Constructive Ownership of Common Stock and/or Preferred Stock in excess of the above limitations and any Person who Beneficially or Constructively Owns Stock-in-Trust as a transferee of Common or Preferred Stock resulting in a transfer of Stock to the Trust (as described below) immediately must notify the Company in writing or, in the event of a proposed or attempted Transfer or Acquisition or purported change in Beneficial or Constructive Ownership, must give written notice to the Company at least 15 days prior to the proposed or attempted transfer, transaction or other event. Any Transfer or Acquisition of Common Stock and/or Preferred Stock or other event which results in a violation of the ownership or transfer limitations set forth in the Company's Articles of Incorporation shall be void ab initio and none of the Purported Beneficial or Record Transferees or the purported Beneficial or Record Holders shall have or acquire any rights in such Common Stock and/or Preferred Stock. If the transfer and ownership limitations referred to herein are violated, the Common Stock or Preferred Stock represented hereby automatically will be transferred to the Trust and deemed to be Stock-in-Trust to the extent of violation of such limitations, and such Stock-in-Trust will be held in trust by a trustee appointed by the Company, all as provided by the Articles of Incorporation of the Company. In addition, the Company may redeem shares upon the terms and conditions specified by the Board of Directors in its sole discretion if the Board of Directors determines that ownership or a Transfer or Acquisition or other event may violate the restrictions described above. All defined terms used in this legend have the meanings identified in the Company's Articles of Incorporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each Stockholder who so requests."

         Section 9.13 Stock-In-Trust.

                  (a) Ownership in Trust. Upon any purported Transfer or Acquisition or a change in the capital structure of the Company, other purported change in Beneficial or Constructive Ownership or event or transaction that results in Stock-in-Trust pursuant to Section 9.3, such Stock-in-Trust shall be deemed to have been transferred to a trust ("Trust") for the exclusive benefit of the Beneficiary. Stock-in-Trust so held in trust shall be issued and outstanding stock of the Company. The Purported Record Transferee or Purported Record Holder shall have no rights in such Stock-in-Trust except as provided in
Section 9.13(c) and Section 9.13(e).

                  (b) Distribution Rights. Stock-in-Trust shall be entitled to the same rights and privileges as all other shares of the same class or series. The Trustee will receive all distributions and Dividends on the Stock-in-Trust and will hold such Dividends and distributions in trust for the benefit of the Beneficiary. Any Dividend or distribution with a record date on or after the date that Stock becomes Stock-in-Trust which were paid on such Stock to the Purported Record Transferee or to the Purported Record Holder shall be repaid to the Trust, and any such Dividend or distribution declared on such Stock but unpaid shall be paid to the Trustee to hold in trust for the benefit of the Beneficiary. The Company shall take all measures that it determines are reasonably necessary to recover the amount of any such dividend or Distribution paid to the Purported Record Transferee or Purported Record Holder, including, if necessary, withholding any portion of future Dividends or distributions payable on Stock Beneficially Owned or Constructively Owned by such Persons and, as soon as reasonably practicable following the Company's receipt or withholding thereof, paying over to the Trust for the benefit of the Beneficiary the Dividends so received or withheld, as the case may be.

                  (c) Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up, or any other distribution of the assets, of the Company, each holder of Stock-in-Trust resulting from the transfer to the Trust of any specified class or series shall be entitled to receive, ratably with each other holder of Stock-in-Trust resulting from the transfer to the Trust of such class or series and each holder of Stock of such class or series, that portion of the remaining assets of the Company, as are due to holders of Preferred Stock of such series or available for distribution to the holders of such class of Common Stock, as applicable.

         The Trustee shall distribute to the Purported Record Transferee or Purported Record Holder the amounts received upon such liquidation, dissolution, winding up or distribution, provided that the Purported Record Transferee or Purported Record Holder shall not be entitled to receive amounts pursuant to this Section 9.13(c) in excess of the price per share in the transaction that created such Stock-in-Trust (or, in the case of a gift or devise, the Market Price per share on the date of such transfer). Any remaining amounts shall be distributed to the Beneficiary.

                  (d) Voting Rights. The Trustee shall be entitled to vote the Stock-in-Trust on any matters on which holders of Stock of the same class or series are entitled to vote (except as required otherwise by the MGCL). Any vote taken with respect to shares of Stock prior to the discovery by the Company that such shares of Stock have become Stock-in-Trust shall, subject to applicable law, be rescinded and be void ab initio and be recast by the Trustee, in its sole and absolute discretion, provided that if the Company has already taken irreversible corporate action based on such vote, then the Trustee shall not have the authority to rescind and recast such vote. The Purported Record Transferee or Purported Record Holder shall be deemed to have given, as of the date of the transfer of such Stock to the Trust pursuant to Section 9.3, an irrevocable proxy to the Trustee to vote the Stock-in-Trust in the manner in which the Trustee, in its sole and absolute discretion, desires.

                  (e) Restrictions on Transfer; Designation of Beneficiary; Sales of Stock-in-Trust.

                           (1) Except as described in this Section 9.13(e) and
in Section 9.13(c), Stock-in-Trust shall not be transferable. The Beneficiary shall be one or more charitable organizations that is described in Section 501(c)(3), 170(b)(1)(A) or 170(c)(2) of the Code named by the Company within five (5) days after the Trust is established. However, for purposes of sales by the Trustee as set forth herein, the Trustee shall designate a permitted transferee of the Stock represented by such Stock-in-Trust provided that the transferee (i) purchases such Stock for valuable consideration and (ii) acquires such Stock without such acquisition resulting in another automatic transfer of Stock into the Trust. If the Company does not purchase the Stock-in-Trust, the Trustee shall (i) sell that number of shares of Stock represented by such Stock-in-Trust to the permitted transferee, (ii) cause to be recorded on the books of the Company that the permitted transferee is the holder of record of such number of shares of Stock and (iii) cause the Stock-in-Trust to be canceled.

                           (2) In the event of a sale by the Trustee of the
Stock represented by such Stock-in-Trust, the Purported Record Transferee or Purported Record Holder shall receive from the Trustee a per share price equal to the lesser of (i) the price per share in the transaction that created such Stock-in-Trust (or, in the case of a gift or devise, the Market Price per share on the date of such transfer) and (ii) the price per share received by the Trustee, provided that such price per share shall be net of any commissions and other expenses of the sale. The Trustee may reduce the amount payable to the Purported Record Transferee or Purported Record Holder by the amount of Dividends and distributions which have been paid to the Purported Record Transferee or Purported Record Holder and are owed by the Purported Record Transferee or Purported Record Holder to the Trustee pursuant to Section 9.13(b). The proceeds shall be sent to such Person within five business days after the closing of such sale transaction.

                           (3) All Stock-in-Trust will be deemed to have been
offered for sale to the Company, or its designee, and the Company will have the right to accept such offer for a period of twenty (20) days after the later of
(i) the date of the purported Transfer or Acquisition or a change in the capital structure of the Company, other purported change in Beneficial or Constructive Ownership or event or transaction which resulted in such Stock-in-Trust and (ii) the date the Company determines in good faith that a purported Transfer or Acquisition or a change in the capital structure of the Company, other purported change in Beneficial or Constructive Ownership or event or transaction resulting in such Stock-in-Trust occurred, if the Company does not receive a notice pursuant to Section 9.5. If the Company accepts the offer to purchase such Stock-in-Trust, the purchase price per share shall be equal to the lesser of (i) the price per share in the transaction that created such Stock-in-Trust (or, in the case of a gift or devise, the Market Price at the time of such gift or devise) and (ii) the Market Price on the date the Company, or its designee, accepts such offer.

                           (4) Any amounts received by the Trustee in excess of
the amounts paid to the Purported Record Transferee or Purported Record Holder shall be distributed to the Beneficiary.

         Section 9.14 Remedies Not Limited. Subject to Section 9.15, nothing contained in this Article 9 shall limit the scope or application of the provisions of Section 9.13, the ability of the Company to implement or enforce compliance with the terms hereof or the authority of the Board of Directors to take any such other action or actions as it may deem necessary or advisable to protect the Company and the interests of its Stockholders by preservation of the Company's status as a REIT and to ensure compliance with the applicable Ownership Limits and the other restrictions set forth herein, including, without limitation, refusal to give effect to a transaction on the books of the Company.

         Section 9.15 Settlements. Nothing in this Article 9 shall preclude the settlement of any transaction with respect to the Stock entered into through the facilities of the New York Stock Exchange or other national securities exchange on which the Stock are listed. The fact that the settlement of any transaction occurs shall not negate the effect of any other provisions of this Article 9 and any transferee in such a transaction shall be subject to all of the provision and limitations set forth in such Sections.

         Section 9.16 Severability. If any provision of this Article 9 or any application of any such provision is determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the validity and enforceability of the remaining provisions of this Article 8 shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

         Section 9.17 Waiver. The Company shall have authority at any time to waive the requirements that Stock be transferred to the Trust in accordance with the provisions of this Article 9 if the Company determines, based on an opinion of nationally recognized tax counsel, that such transfer of Stock to a trust, would jeopardize the status of the Company as a REIT (as that term is defined in Section 1.6).

                                   ARTICLE 10
                                  STOCKHOLDERS

          Section 10.1 Meetings of Stockholders. There shall be an annual meeting of the Stockholders, to be held at such time and place as shall be determined by or in the manner prescribed in the Bylaws, at which the Directors shall be elected and any other proper business may be conducted. The annual meeting will be held on a date which is a reasonable period of time following the distribution of the Company's annual report to Stockholders but not less than thirty (30) days after delivery of such report. Stockholders who are entitled to cast a majority of all votes and who are present in person or by proxy at an annual meeting at which a quorum is present, may, without the necessity for concurrence by the Directors, vote to elect the Directors. A quorum shall be 50% of the then outstanding Shares. Special meetings of Stockholders may be called in the manner provided in the Bylaws, including by the chief executive officer, by a majority of the Independent Directors or by a majority of the Directors, and shall be called by an officer of the Company upon written request of Stockholders holding in the aggregate not less than ten percent (10%) of the outstanding Stock entitled to vote on any issue proposed to be considered at any such special meeting. Upon receipt of a written request, either in person or by mail, stating the purpose(s) of the meeting, the sponsor shall provide all Stockholders within ten (10) days after receipt of said request, written notice, either in person or by mail, of a meeting and the purpose of such meeting to be held on a date not less than fifteen (15) nor more than sixty (60) days after the distribution of such notice, at a time and place specified in the request, or if none is specified, at a time and place convenient to the Stockholders. If there are no Directors, the officers of the Company shall promptly call a special meeting of the Stockholders entitled to vote for the election of successor Directors. Any meeting may be adjourned and reconvened as the Directors determine or as provided by the Bylaws.

         Section 10.2 Voting Rights of Stockholders. Subject to the provisions of any class or series of Stock then outstanding and the mandatory provisions of any applicable laws or regulations, the Stockholders shall be entitled to vote only on the following matters: (a) election or removal of Directors, without the necessity for concurrence by the Directors, as provided in Sections 10.1, 2.4 and 2.7 hereof; (b) amendment of the Charter, without the necessity for concurrence by the Directors, as provided in Section 12.1 hereof; (c) dissolution of the Company, without the necessity for concurrence by the Directors; (d) reorganization of the Company as provided in Section 12.2 hereof;
(e) merger, consolidation or sale or other disposition of all or substantially all of the Property, as provided in Section 12.3 hereof; and (f) such other matters with respect to which the Board of Directors has adopted a resolution declaring that a proposed action is advisable and directing that the matter be submitted to the Stockholders for approval or ratification. Except with respect to the foregoing matters, no action taken by the Stockholders at any meeting shall in any way bind the Board.

         Section 10.3 Voting Limitations on Stock Held by the Advisor, Directors and Affiliates. With respect to Stock owned by the Advisor, the Directors, or any of their Affiliates, neither the Advisor, nor the Directors, nor any of their Affiliates may vote or consent on matters submitted to the Stockholders regarding the removal of the Advisor, Directors or any of their Affiliates or any transaction between the Company and any of them. In determining the requisite percentage in interest of Stock necessary to approve a matter on which the Advisor, Directors and any of their Affiliates may not vote or consent, any Stock owned by any of them shall not be included.

         Section 10.4 Right of Inspection. Any Stockholder and any designated representative thereof shall be permitted access, without charge, to all records of the Company at all reasonable times. Any Stockholder and any designated representative thereof may inspect and copy any of such records upon the payment of reasonable copying charges. Inspection of the Company books and records by the office or agency administering the securities laws of a jurisdiction shall be provided upon reasonable notice and during normal business hours.

         Section 10.5 Access to Stockholder List. An alphabetical list of the names, addresses and telephone numbers of the Stockholders of the Company, along with the number of Shares held by each of them (the "Stockholder List"), shall be maintained as part of the books and records of the Company and shall be available for inspection by any Stockholder or the Stockholder's designated agent at the home office of the Company upon the request of the Stockholder. The Stockholder List shall be updated at least quarterly to reflect changes in the information contained therein. A copy of such list shall be mailed to any Stockholder so requesting within ten (10) days of the request. The copy of the Stockholder List shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than 10-point type). The Company may impose a reasonable charge for expenses incurred in reproduction pursuant to the Stockholder request. A Stockholder may request a copy of the Stockholder List in connection with matters relating to Stockholders' voting rights, and the exercise of Stockholder rights under federal proxy laws.

         If the Advisor or Directors neglect or refuse to exhibit, produce or mail a copy of the Stockholder List as requested, the Advisor and/or the Directors shall be liable to any Stockholder requesting the list for the costs, including attorneys' fees, incurred by that Stockholder for compelling the production of the Stockholder List, and for actual damages suffered by any Stockholder by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the Stockholder List is to secure such list of Stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a Stockholder relative to the affairs of the Company. The Company may require the Stockholder requesting the Stockholder List to represent that the list is not requested for a commercial purpose unrelated to the Stockholder's interest in the Company. The remedies provided hereunder to Stockholders requesting copies of the Stockholder List are in addition, to and shall not in any way limit, other remedies available to Stockholders under federal law, or the laws of any state.

         Section 10.6 Reports. The Directors, including the Independent Directors, shall take reasonable steps to insure that the Company shall cause to be prepared and mailed or delivered to each Stockholder as of a record date after the end of the fiscal year and each holder of other publicly held securities of the Company within one hundred twenty (120) days after the end of the fiscal year to which it relates an annual report for each fiscal year ending after the initial public offering of its securities which shall include: (i) financial statements prepared in accordance with generally accepted accounting principles which are audited and reported on by independent certified public accountants; (ii) the ratio of the costs of raising capital during the period to the capital raised; (iii) the aggregate amount of advisory fees and the aggregate amount of other fees paid to the Advisor and any Affiliate of the Advisor by the Company and including fees or charges paid to the Advisor and any Affiliate of the Advisor by third parties doing business with the Company; (iv) the Operating Expenses of the Company, stated as a percentage of Average Invested Assets and as a percentage of its NASAA Net Income and FFO; (v) a report from the Independent Directors that the policies being followed by the Company are in the best interests of its Stockholders and the basis for such determination; (vi) separately stated, full disclosure of all material terms, factors, and circumstances surrounding any and all transactions involving the Company, Directors, Advisors, Sponsors and any Affiliate thereof occurring in the year for which the annual report is made, and the Independent Directors shall be specifically charged with a duty to examine and comment in the report on the fairness of such transactions; and (vii) Dividends to the Stockholders for the period, identifying the source of such Dividends, and if such information is not available at the time of the distribution, a written explanation of the relevant circumstances will accompany the Dividends (with the statement as to the source of Dividends to be sent to Stockholders not later than sixty (60) days after the end of the fiscal year in which the distribution was made).

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                                   ARTICLE 11
          LIABILITY OF STOCKHOLDERS, DIRECTORS, ADVISORS AND AFFILIATES

         Section 11.1 Limitation of Stockholder Liability. No Stockholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Company by reason of his being a Stockholder, nor shall any Stockholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any Person in connection with the Company's assets or the affairs of the Company by reason of his being a Stockholder.


         Section 11.2. Limitation of Director and Officer Liability. Provided that the applicable conditions set forth under Maryland law and the limitations in Section 11.4 are met, no director or officer of the Company shall be liable to the Company or its Stockholders for money damages. Neither the amendment nor repeal of this Section 11.2, nor the adoption or amendment of any other provision of the charter or bylaws inconsistent with this Section 11.2, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act that occurred prior to such amendment, repeal or adoption.



         Section 11.3. Indemnification.

         (a) Provided that the applicable conditions set forth under Maryland law and the limitations in Section 11.4 are met, the Company shall indemnify and pay or reimburse reasonable expenses in advance of the final disposition of a proceeding to (i) any individual who is a present or former director or officer of the Company; (ii) any individual who, while a director of the Company and at the request of the Company, serves or has served as a director, officer, partner or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his service in such capacity; or (iii) the Advisor or any of its Affiliates acting as an agent of the Company and their respective officers, directors, managers and employees. The Company shall have the power with the approval of the Board of Directors to provide such indemnification and advancement of expenses to any employee or agent of the Company.



                  (b) No amendment of the Charter or repeal of any of its provisions shall limit or eliminate the right of indemnification or advancement of expenses provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

         Section 11.4 Limitation on Indemnification. Notwithstanding the foregoing, the Company shall not provide for indemnification of the directors or the Advisor or its Affiliates for any liability or loss suffered by any of them, unless all of the following conditions are met:

                  (a) The directors or the Advisor or its Affiliates have determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Company.

                  (b) The directors or the Advisor or its Affiliates were acting on behalf of or performing services for the Company.

                  (c) Such liability or loss was not the result of:

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

                           (1) negligence or misconduct by the directors
(excluding the Independent Directors) or the Advisor or its Affiliates; or

                           (2) gross negligence or willful misconduct by the
Independent Directors.

                  (d) Such indemnification or agreement to hold harmless is recoverable only out of the Company's Net Asset Value and not from its Stockholders.

                  (e) with respect to losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws, one or more of the following conditions are met:

                           (1) there has been a successful adjudication on the
merits of each count involving alleged securities law violations as to the particular indemnitee.

                           (2) such claims have been dismissed with prejudice on
the merits by a court of competent jurisdiction as to the particular indemnitee.

                           (3) a court of competent jurisdiction approves a
settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

         Section 11.5 Limitation on Payment of Expenses. The Company shall pay or reimburse reasonable legal expenses and other costs incurred by the directors or the Advisors or its Affiliates in advance of the final disposition of a proceeding only if (in addition to the procedures required by the MGCL) all of the following are satisfied: (a) the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Company,
(b) the legal proceeding was initiated by a third party who is not a Stockholder or, if by a Stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement and (c) the directors or the Advisor or its Affiliates undertake to repay the amount paid or reimbursed by the Company, together with the applicable legal rate of interest thereon, if it is ultimately determined that the particular indemnitee is not entitled to indemnification.

                                   ARTICLE 12
             AMENDMENT; REORGANIZATION; MERGER, ROLL-UP TRANSACTIONS

         Section 12.1 Amendment.

                  The Company reserves the right from time to time to make any amendment to the Charter, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the Charter, of any outstanding shares of Stock. All rights and powers conferred by the Charter on Stockholders, Directors and officers are granted subject to this reservation. Except for those amendments permitted to be made without stockholder approval under Maryland law or by specific provision in the Charter, any amendment to the Charter shall be valid only if approved by the affirmative vote of a majority of all votes entitled to be cast on the matter, including without limitation, (i) any amendment which would change any rights with respect to any outstanding class of securities, by reducing the amount payable thereon upon liquidation, or by diminishing or eliminating any voting rights pertaining thereto; (ii) any amendment of Section 12.2 hereof and this Section 12.1 (or any other provision of these Articles of Incorporation the amendment of or addition to which would have the effect of amending such sections); (iii) any amendment of provisions relating to the removal of directors, Independent Directors, Director qualifications, fiduciary duty, conflicts of interest, investment policies or investment restrictions, preemptive rights of holders of Stock and indemnification and limitation of liability of officers and directors and (iv) any amendment that would impose cumulative voting in the election of directors.

         Section 12.2 Reorganization. Subject to the provisions of any class or series of Stock at the time outstanding, the Directors shall have the power (i) to cause the organization of a corporation, association, trust or other organization to take over the Property and to carry on the affairs of the Company, or (ii) merge the Company into, or sell, convey and transfer the Property to any such corporation, association, trust or organization in exchange for Securities thereof or beneficial interests therein, and the assumption by the transferee of the liabilities of the Company, and upon the occurrence of (i) or (ii) above dissolve the Company and deliver such Securities or beneficial interests ratably among the Stockholders according to the respective rights of the class or series of Stock held by them provided, however, that any such action shall have been approved, at a meeting of the Stockholders called for that purpose, by the affirmative vote of a majority of all votes entitled to be cast on the matter.

         Section 12.3 Merger, Consolidation or Sale of Property. Subject to the provisions of any class or series of Stock at the time outstanding, the Directors shall have the power to (i) merge the Company with or into another entity, (ii) consolidate the Company with one (1) or more other entities into a new entity; (iii) sell or otherwise dispose of all or substantially all of the Property; or (iv) dissolve or liquidate the Company, other than before the initial investment in Property; provided, however, that such action shall have been approved by the affirmative vote of a majority of all votes entitled to be cast on the matter. Any such transaction involving an Affiliate of the Company or the Advisor also must be approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction as fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties.

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

         Section 12.4 Limitations on Roll-Up Transactions. In connection with any proposed Roll-Up Transaction, an appraisal of all Assets shall be obtained from a competent independent appraiser. The Assets shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the Assets as of a date immediately prior to the announcement of the proposed Roll-Up Transaction. The appraisal shall assume an orderly liquidation of Assets over a 12-month period. The terms of the engagement of the independent appraiser shall clearly state that the engagement is for the benefit of the Company and the Stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to Stockholders in connection with a proposed Roll-Up Transaction. In connection with a proposed Roll-Up Transaction, the person sponsoring the Roll-Up Transaction shall offer to Stockholders who vote against the proposed Roll-Up Transaction the choice of:

                  (a) accepting the securities of a Roll-Up Entity offered in the proposed Roll-Up Transaction; or

                  (b) one of the following:

                           (1) remaining as Stockholders of the Company and
preserving their interests therein on the same terms and conditions as existed previously; or

                           (2) receiving cash in an amount equal to the
Stockholder's pro rata share of the appraised value of the Assets of the Company.

         The Company is prohibited from participating in any proposed Roll-Up
Transaction:

                  (c) which would result in the Stockholders having democracy rights in a Roll-Up Entity that are less than the rights provided for in Sections 10.1, 10.2, 10.5, 10.6 and 10.1 of these Articles of Incorporation;

                  (d) which includes provisions that would operate as a material impediment to, or frustration of, the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity), or which would limit the ability of an investor to exercise the voting rights of its Securities of the Roll-Up Entity on the basis of the number of Stock held by that investor;

                  (e) in which investor's rights to access of records of the Roll-Up Entity will be less than those described in Sections 10.4 and 10.5 hereof; or

                  (f) in which any of the costs of the Roll-Up Transaction would be borne by the Company if the Roll-Up Transaction is not approved by the Stockholders.

                                   ARTICLE 13
                               DURATION OF COMPANY

          The Company shall continue perpetually unless dissolved pursuant to the provisions contained herein or pursuant to any applicable provision of the MGCL.

         THIRD: The amendment and restatement of the charter of the Company as hereinabove set forth were duly advised by the Board of Directors and approved by the Stockholder of the Company as required by law.

         FOURTH: The current address of the principal office of the Company is as set forth in Section 1.4 of the foregoing amendment and restatement of the Charter.

         FIFTH: The name and address of the Company's current resident agent are as set forth in Section 1.2 of the foregoing amendment and restatement of the Charter.

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

         SIXTH: The number of directors of the Company and the names of those currently in office are as set forth in Section 2.1 of the foregoing amendment and restatement of the Charter.

         SEVENTH: The undersigned President acknowledges the foregoing amendment and restatement of the Charter to be the corporate act of the Company and as to all matters and facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.


IN WITNESS WHEREOF, Cornerstone Core Properties REIT, Inc., has caused the foregoing amendment and restatement of the Charter to be signed in its name and on its behalf by its President and attested to by its Secretary on this 20th day of September, 2005.



                                                /s/ Terry G. Roussel
                                                -------------------------------
                                                TERRY G. ROUSSEL,
                                                President


Attest:
/s/ Alfred J. Pizzurro
--------------------------------
ALFRED J. PIZZURRO,
Secretary

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